Exhibit 10.4

SHARE EXCHANGE AGREEMENT

Alliance MMA, Inc.

SCWorx Corp.

AND

THE STOCKHOLDERS PARTY HERETO

Dated as of August [•], 2018

(continued)

ii

(continued)

iii

(continued)

Schedules:

AMMA Disclosure Schedule

SCWorx Disclosure Schedule

Schedule 5.7(c)	Terminated AMMA Associate Payments
Schedule 5.7(d)	Terminated AMMA Employee Plans
Schedule 5.14	AMMA Directors and Officers at the Closing Date
Schedule 8.4	Terminated Contracts
Schedule 8.7	Liabilities

Exhibits:

Exhibit A	Certain Definitions
Exhibit B	Calculation of Exchange Ratio and Adjustment

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of August [•], 2018, by and among ALLIANCE MMA, INC., a Delaware corporation (“AMMA”), SCWORX CORP., a Delaware corporation (“SCWorx”), and the SCWorx stockholders listed on Schedule A hereto. AMMA and SCWorx are referred to herein individually as a “Party” and collectively as the “Parties.” Certain capitalized terms used in this Agreement are defined in Exhibit A. Other terms are defined within the text. All defined terms are shown in the Index of Defined Terms that follows the table of contents.

RECITALS

WHEREAS, AMMA is a publicly held corporation whose shares of common stock, par value $0.001 per share (the “AMMA Shares”), trade on the The NASDAQ Stock Market LLC (the “NASDAQ”);

WHEREAS, AMMA desires to purchase from each holder of SCWorx shares of common stock, par value $0.01 per share (the “SCWorx Shares”), in exchange for newly issued AMMA Shares, all on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a result of the transactions contemplated herein, AMMA will become the sole stockholder of SCWorx; and

WHEREAS, certain capitalized terms used in this Agreement are defined on Exhibit A hereto.

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1 DESCRIPTION OF TRANSACTION

1.1           Structure of the Exchange.

(a)          On the Closing Date, and subject to the satisfaction or waiver of the conditions set forth in Article 6, Article 7 and Article 8, all of the holders of SCWorx Shares (the “SCWorx Stockholders”), shall sell, transfer and assign to AMMA, and AMMA agrees to acquire, all of the SCWorx Shares. As of the Closing Date, the SCWorx Shares shall constitute all of the issued and outstanding securities of SCWorx.

(b)          In accordance with the Exchange Ratio set forth on Exhibit B, assuming the closing price of AMMA stock is $.67 per share on the Closing Date, the aggregate purchase price for the SCWorx Shares shall be 3,731.3433 AMMA Shares for each SCWorx Share, or 74,626,866 AMMA Shares (collectively, the “Acquisition Shares”), which shall represent approximately eighty percent (80%) of the issued and outstanding AMMA Shares on the Closing Date. The Acquisition Shares will be issued to each respective SCWorx Stockholder in proportion to their respective pro rata ownership of the SCWorx Shares. If, on the Closing Date the closing price of AMMA Shares on the NASDAQ has decreased below the $.67 trading price used for the calculation of the Exchange Ratio, the Exchange Ratio shall be adjusted, pursuant to Exhibit B, and the number of Acquisition Shares issuable to SCWorx Stockholders shall be correspondingly increased to provide the SCWorx Stockholders with the same economic effect as contemplated by this Agreement.

The sale of the SCWorx Shares and issuance of the Acquisition Shares contemplated hereunder shall be referred to herein as the “Exchange.”

1.2           Closing. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, Article 7 and Article 8, the closing of the Exchange (the “Closing”) shall take place at the offices of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, New York, NY 10019 as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6, Article 7 and Article 8, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as AMMA and SCWorx may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.”

1.3           Exchange of Securities.

(a)          At the Closing, each SCWorx Stockholder shall surrender the certificate or certificates that immediately prior to the Closing represent the SCWorx Shares (the “SCWorx Certificates”) to AMMA in exchange for the Acquisition Shares.

(b)          Promptly after the Closing, AMMA or its designated exchange agent shall make available to each SCWorx Stockholder a letter of transmittal and instructions for use in effecting the surrender of SCWorx Certificates in exchange for the Acquisition Shares. Upon surrender of a SCWorx Certificate to AMMA or such exchange agent together with the letter of transmittal, duly executed, the SCWorx Stockholder shall be entitled to receive in exchange therefore such number of Acquisition Shares as such SCWorx Stockholder has the right to receive in respect of the SCWorx Certificate so surrendered pursuant to the provisions of this Article 1.

(c)          No dividends or other distributions declared or made with respect to AMMA Shares with a record date after the Closing Date shall be paid to the holder of any unsurrendered SCWorx Stock Certificate with respect to the AMMA Shares that such holder has the right to receive in the Exchange until such holder surrenders such SCWorx Stock Certificate or delivers an affidavit of loss or destruction in lieu thereof in accordance with this Section 1.3 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

(d)          No Party to this Agreement shall be liable to any holder of any SCWorx Stock Certificate or to any other Person with respect to any AMMA Shares (or dividends or distributions with respect thereto) or for any cash amounts required to be delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

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1.4           Further Action. If, at any time after the Closing Date, any further action is determined by AMMA or SCWorx to be necessary or desirable to carry out the purposes of this Agreement, then the officers and directors of AMMA shall be fully authorized, and shall use their commercially reasonable efforts to take such action.

1.5           Tax Consequences. For federal income Tax purposes, the Exchange is intended to constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

1.6           Allocation Certificate. SCWorx will prepare and deliver to AMMA at least five (5) Business Days prior to the Closing Date a certificate signed by the Chief Financial Officer of SCWorx (or if there is no Chief Financial Officer, the principal accounting officer of SCWorx) in a form reasonably acceptable to AMMA, which sets forth a true and complete list, as of immediately prior to the Closing Date (giving effect to all applicable conversions into or exercises of securities convertible into or exercisable for SCWorx Shares, of: (a) the record holders of SCWorx Shares; (b) the number of SCWorx Shares owned and/or underlying such securities and the per share exercise price, as applicable, for each such security; and (c) the number of Acquisition Shares each such holder is entitled to receive pursuant to Section 1.1 (the “Allocation Certificate”). The Allocation Certificate shall be binding and conclusive on all securityholders of SCWorx.

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SCWORX

SCWorx represents and warrants to AMMA as follows, except as set forth in the written disclosure schedule delivered by SCWorx to AMMA (the “SCWorx Disclosure Schedule”) (it being understood that the representations and warranties in this Article 2 are qualified by: (a) any exceptions and disclosures set forth in the section or subsection of the SCWorx Disclosure Schedule corresponding to the particular section or subsection in this Article 2 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such section or subsection of the SCWorx Disclosure Schedule by reference to another section or subsection of the SCWorx Disclosure Schedule; and (c) any exceptions or disclosures set forth in any other section or subsection of the SCWorx Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty). The inclusion of any information in the SCWorx Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a SCWorx Material Adverse Effect, or is outside the Ordinary Course of Business.

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2.1           Subsidiaries; Due Organization; Organizational Documents.

(a)          SCWorx has one subsidiary consisting of Primrose Solutions, LLC. Neither SCWorx nor its subsidiary has agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except for its subsidiary, SCWorx has not, at any time, been a general partner or manager of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership, limited liability company or other Entity.

(b)          SCWorx is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all SCWorx Contracts.

(c)          SCWorx and its subsidiary are each qualified to do business as a foreign corporation and are in good standing under the laws of all jurisdictions where the nature of their business requires such qualification other than in jurisdictions where the failure to be so qualified would not constitute a SCWorx Material Adverse Effect.

(d)          Each director and officer of SCWorx as of the date of this Agreement is set forth in Section 2.1(d) of the SCWorx Disclosure Schedule.

(e)          SCWorx has delivered or made available to AMMA accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents, including all currently effective amendments thereto for SCWorx. SCWorx has not taken any action in breach or violation of any of the provisions of its certificate of incorporation, bylaws or other charter or organizational documents nor is it in breach or violation of any of the material provisions of its certificate of incorporation, bylaws or other charter or organizational documents, except as would not reasonably be expected to have, individually or in the aggregate, a SCWorx Material Adverse Effect.

2.2           Authority; Vote Required.

(a)          Subject to obtaining the approval of the stockholders of SCWorx, which approval will be obtained by unanimous written consent promptly following the date of this Agreement (the “SCWorx Stockholder Written Consent”), SCWorx has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The SCWorx Board of Directors has: (i) determined that the Exchange is fair to, and in the best interests of SCWorx and the SCWorx Stockholders; (ii) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Contemplated Transactions; and (iii) recommended the approval of this agreement, the Exchange and the other transactions contemplated by this Agreement (the “SCWorx Stockholder Matters”) by the SCWorx Stockholders pursuant to the SCWorx Stockholder Written Consent. This Agreement has been duly executed and delivered by SCWorx and, assuming the due authorization, execution and delivery by AMMA, constitutes the legal, valid and binding obligation of SCWorx, enforceable against SCWorx in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

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(b)          The affirmative vote of the holders of a majority of the shares of SCWorx Common Stock, voting as a single class, as outstanding on the date of the SCWorx Stockholder Written Consent approving the SCWorx Stockholder Matters (the “Required SCWorx Stockholder Vote”), are the only votes (including any veto rights provisions granted to any of the SCWorx Stockholders) of the holders of any class or series of SCWorx Capital Stock necessary to approve the SCWorx Stockholder Matters.

2.3           Non-Contravention; Consents.

(a)          The execution and delivery of this Agreement by SCWorx does not, and the performance of this Agreement by SCWorx will not, subject to obtaining the Required SCWorx Stockholder Vote, (i) conflict with or violate the certificate of incorporation or bylaws of SCWorx; (ii) subject to compliance with the requirements set forth in Section 2.3(b) below, conflict with or violate any Legal Requirement applicable to SCWorx or by which its properties are bound or affected, except for any such conflicts or violations that would not constitute a SCWorx Material Adverse Effect; or (iii) except as listed on Section 2.3(a) of the SCWorx Disclosure Schedule, require SCWorx to make any filing with or give any notice or make any payment to a Person, or obtain any Consent from a Person, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair SCWorx’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancelation of, or result in the creation of an Encumbrance on any of the properties or assets of SCWorx pursuant to, in each case, any SCWorx Material Contract.

(b)          No material Consent, order of, or registration, declaration or filing with, any Governmental Body is required by or with respect to SCWorx in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except for such Consents, orders, registrations, declarations and filings as may be required under applicable federal and state securities laws.

2.4           Capitalization.

(a)          The authorized capital stock of SCWorx as of the date of this Agreement consists of: (i) 20,000 shares of SCWorx Common Stock, of which 20,000 shares are issued and outstanding as of the date of this Agreement. SCWorx does not hold any of its capital stock in treasury. All of the outstanding shares of SCWorx Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

(b)          SCWorx does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person.

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(c)          There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of SCWorx; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of SCWorx; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which SCWorx is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of SCWorx. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights with respect to SCWorx.

(d)          (i) None of the outstanding SCWorx Shares are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding SCWorx Shares are subject to any right of first refusal in favor of SCWorx; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of SCWorx having a right to vote on any matters on which the SCWorx Stockholders have a right to vote; (iv) there is no SCWorx Contract to which SCWorx is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any SCWorx Shares. SCWorx is not under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding SCWorx Shares or other securities, or to register such shares with the SEC.

(e)          All outstanding SCWorx Shares have been issued and granted in material compliance with all applicable securities laws and other applicable Legal Requirements.

2.5           Financial Statements.

(a)          Section 2.5(a) of the SCWorx Disclosure Schedule includes true and complete copies of (i) SCWorx’s unaudited balance sheet at December 31, 2017 and SCWorx’s unaudited statements of operations, cash flows and stockholders’ equity for the year ended December 31, 2017, audited versions of which financial statements shall be provided to AMMA within seventy five (75) days of the date hereof, but at least 5 business days before the Closing Date (the “SCWorx Audited Financials”) and (ii) the SCWorx Unaudited Financials (collectively, the “SCWorx Financials”). The SCWorx Audited Financials will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and the SCWorx Audited Financials will and the Unaudited Financials do fairly present, the financial condition and operating results of SCWorx in all material respects as of the dates and for the periods indicated therein.

(b)          SCWorx maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. SCWorx maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

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2.6           Absence of Changes. Except as set forth in Section 2.6 of the SCWorx Disclosure Schedule, between June 30, 2018 and the date of this Agreement, SCWorx has conducted its business in the Ordinary Course of Business and there has not been (a) any event that has had a SCWorx Material Adverse Effect or (b) or any action, event or occurrence that would have required consent of AMMA pursuant to Section 4.3(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.7           Title to Assets. Except with respect to SCWorx IP Rights, which are covered in Section 2.9, SCWorx owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, in each case, free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made in the SCWorx Unaudited Financials; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of SCWorx; and (iii) liens listed in Section 2.7 of the SCWorx Disclosure Schedule.

2.8           Real Property; Leaseholds. SCWorx does not currently own and has never owned any real property or any interest in real property, except for the leaseholds created under the real property leases (including any amendments thereto) identified in Section 2.8 of the SCWorx Disclosure Schedule (the “SCWorx Leases”), which are each in full force and effect.

2.9           Intellectual Property.

(a)          SCWorx owns, or has the right to use all SCWorx IP Rights, except where any failure to own or have the right to use, or have the right to bring actions, would not constitute a SCWorx Material Adverse Effect. The foregoing representation and warranty is not intended to be a representation regarding the absence of infringement or misappropriation, which is addressed in Section 2.9(f) below.

(b)          Section 2.9(b) of the SCWorx Disclosure Schedule is an accurate, true and complete listing of (i) all patents within the SCWorx Registered IP that are owned by SCWorx and (ii) all other SCWorx Registered IP.

(c)          Section 2.9(c) of the SCWorx Disclosure Schedule accurately identifies (i) all material SCWorx IP Rights licensed to SCWorx (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software or (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of SCWorx’s products or services, (B) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials, (C) non-disclosure agreements, materials transfer agreements and template agreements entered into in the Ordinary Course of Business and (D) agreements between SCWorx and its employees and consultants); (ii) the corresponding SCWorx Contracts pursuant to which such SCWorx IP Rights are licensed to SCWorx; (iii) whether the license or licenses granted to SCWorx are exclusive or non-exclusive; and (iv) whether, to the Knowledge of SCWorx, any funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, such SCWorx IP Rights.

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(d)          Section 2.9(d) of the SCWorx Disclosure Schedule accurately identifies each SCWorx Material Contract pursuant to which any Person (other than SCWorx) has been granted any license or option to obtain a license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any SCWorx IP Rights (in each case, other than non-disclosure agreements, materials transfer agreements or non-exclusive licenses entered into in the Ordinary Course of Business). SCWorx is not bound by, and no SCWorx IP Rights (and to the Knowledge of SCWorx, no licensed SCWorx IP Rights) are subject to, any Contract containing any covenant or contractual obligation that in any way limits or restricts the ability of SCWorx to use, exploit, assert or enforce any SCWorx IP Rights anywhere in the world, in each case in a manner that would materially limit the business of SCWorx as currently conducted or planned to be conducted.

(e)          Except as identified on Section 2.9(e) of the SCWorx Disclosure Schedule, SCWorx solely owns all right, title, and interest to and in the SCWorx Registered IP listed on (or required to be listed on) Section 2.9(b) of the SCWorx Disclosure Schedule free and clear of any Encumbrances. Without limiting the generality of the foregoing:

(i)          All documents and instruments necessary to register or apply for or renew registration of all SCWorx Registered IP that is solely owned by SCWorx has been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body except for any such failure, individually or collectively, that would not constitute a SCWorx Material Adverse Effect.

(ii)         Each Person who is or was an employee or contractor of SCWorx and who is or was involved in the creation or development of any SCWorx IP Rights has signed a written agreement containing an assignment of such Intellectual Property to SCWorx and confidentiality provisions protecting trade secrets and confidential information of SCWorx; provided, that any such agreement with a third party contractor for research, development or manufacturing services on behalf of SCWorx may provide that such third party contractor reserves its rights in improvements to such third party contractor’s Intellectual Property or generally applicable research, development or manufacturing technology, in either case that is not specific to any product or service of SCWorx. To the Knowledge of SCWorx, no current or former stockholder, officer, director, employee or contractor of SCWorx has any claim, right (whether or not currently exercisable), or interest to or in any SCWorx IP Rights. To the Knowledge of SCWorx, no employee or contractor of SCWorx is (1) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for SCWorx or (2) in breach of any Contract with any current or former employer or other Person concerning SCWorx IP Rights or confidentiality provisions protecting trade secrets and confidential information comprising SCWorx IP Rights.

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(iii)        To the Knowledge of SCWorx, no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any SCWorx IP Rights in which SCWorx has an ownership interest.

(iv)        SCWorx has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that SCWorx holds, or purports to hold, as a trade secret.

(v)         Except as set forth on Section 2.9(e)(v) of the SCWorx Disclosure Schedule, SCWorx has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any SCWorx IP Rights to any other Person.

(vi)        The SCWorx IP Rights constitute all Intellectual Property necessary for SCWorx to conduct its business as currently conducted or planned to be conducted.

(f)          The manufacture, marketing, license, sale or intended use of any product or service by SCWorx (i) does not violate or constitute a breach of any license or agreement between SCWorx and any third party, and, (ii) to the Knowledge of SCWorx, does not infringe or misappropriate any Intellectual Property right of any third party. To the Knowledge of SCWorx, no third party is infringing upon or misappropriating, or violating any license or agreement with SCWorx relating to, any SCWorx IP Rights. There is no current or, to the Knowledge of SCWorx, pending challenge, claim or Legal Proceeding (including opposition, interference or other proceeding in any patent or other government office) contesting the validity, enforceability, ownership or right to use, sell, license or dispose of any SCWorx IP Rights, nor has SCWorx received any written notice asserting that the manufacture, marketing, license, sale or intended use of any product or service currently sold by SCWorx infringes or misappropriates or will infringe or misappropriate the rights of any other Person.

(g)          Each item of SCWorx IP Rights that is SCWorx Registered IP that is solely owned by SCWorx is and at all times has been filed and maintained in compliance with all applicable Legal Requirements and all filings, payments and other actions required to be made or taken to maintain such item of SCWorx Registered IP in full force and effect have been made by the applicable deadline, except for any failure to perform any of the foregoing, individually or collectively, that would not constitute a SCWorx Material Adverse Effect.

(h)          No trademark (whether registered or unregistered) or trade name owned, used, or applied for by SCWorx conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which SCWorx has or purports to have an ownership interest has been impaired as determined by SCWorx in accordance with GAAP.

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(i)          Except as set forth on Section 2.9(i) of the SCWorx Disclosure Schedule, (i) SCWorx is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, and (ii) SCWorx has not ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement.

2.10         Material Contracts.

(a)          Section 2.10(a) of the SCWorx Disclosure Schedule lists the following SCWorx Contracts, in effect as of the date of this Agreement (each, a “SCWorx Material Contract” and collectively, the “SCWorx Material Contracts”):

(i)          each SCWorx Contract constituting a material bonus, deferred compensation, severance, change in control, retention, incentive compensation, pension, profit-sharing or retirement plans;

(ii)         each SCWorx Contract pursuant to its express terms relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or Entity providing employment related, consulting or independent contractor services other than any employment agreement, employment contract, offer letter, or similar arrangement that is terminable “at-will” without penalty, Liability or severance (statutory, contractual, or otherwise), or that can be terminated without penalty, Liability or premium upon notice of thirty (30) days or less;

(iii)        each SCWorx Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan with any employee or other individual consultant, independent contractor or director, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

(iv)        each collective bargaining agreement or other agreement with any union (trade, labor, or otherwise) or similar employee representative or works council;

(v)         each SCWorx Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business, where material indemnification is provided by SCWorx to a third party;

(vi)        each SCWorx Contract containing (A) any covenant limiting the freedom of SCWorx to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, (C) any exclusivity provision, or (D) any non-solicitation provision;

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(vii)       each SCWorx Contract requiring capital expenditures and requiring payments after the date of this Agreement in excess of $50,000 pursuant to its express terms and not cancelable without penalty, other than purchase orders for the purchase of inventory in the Ordinary Course of Business;

(viii)      each SCWorx Contract relating to the disposition or acquisition of material assets with a fair market value exceeding $50,000, other than in the Ordinary Course of Business or listed on Section 2.9(c) or Section 2.9(d) of the SCWorx Disclosure Schedule, or any ownership interest in any Entity;

(ix)         each SCWorx Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $250,000 or creating any material Encumbrances with respect to any assets of SCWorx or any loans or debt obligations with officers or directors of SCWorx;

(x)          each SCWorx Contract requiring payment by or to SCWorx after the date of this Agreement in excess of $50,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which SCWorx has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which SCWorx has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by SCWorx; or (C) any Contract with any third party to manufacture or produce any product, service or technology of SCWorx or any Contract to sell, distribute or commercialize any products or service of SCWorx, in each case, except for SCWorx Contracts entered into in the Ordinary Course of Business;

(xi)         each SCWorx Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to SCWorx in connection with the Contemplated Transactions;

(xii)        each SCWorx IP Rights Agreement other than (A) software license agreements for non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software or (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of SCWorx’s products or services, (B) agreements for the purchase or use of equipment, reagents or other materials that include licenses to Intellectual Property ancillary to such purchase or use, (C) non-disclosure agreements, materials transfer agreements and template agreements entered into in the Ordinary Course of Business, (D) agreements between SCWorx and its employees and consultants, and (E) those that are otherwise immaterial;

(xiii)       each SCWorx Lease; and

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(xiv)      any other SCWorx Contract that is not terminable at will (with no penalty or payment) by SCWorx requiring payment or receipt by SCWorx after the date of this Agreement under any such agreement, Contract or commitment of more than $50,000 in the aggregate.

(b)          SCWorx has delivered or made available to AMMA accurate and complete (except for applicable redactions thereto) copies of all SCWorx Material Contracts, including all amendments thereto. There are no SCWorx Material Contracts that are not in written form. SCWorx has not, and to the Knowledge of SCWorx, as of the date of this Agreement no other party to a SCWorx Material Contract has, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any SCWorx Material Contract in such manner as would permit any other party to cancel or terminate any such SCWorx Material Contract, or would permit any other party to seek damages that constitutes a SCWorx Material Adverse Effect. As to SCWorx, as of the date of this Agreement, each SCWorx Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.11         Undisclosed Liabilities. As of the date of this Agreement, SCWorx has no material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, or unmatured (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), except for: (a) Liabilities identified as such in the “liabilities” column of the SCWorx Unaudited Financials; (b) normal and recurring current Liabilities that have been incurred by SCWorx since the date of the SCWorx Unaudited Financials in the Ordinary Course of Business; (c) Liabilities for performance in the Ordinary Course of Business of obligations of SCWorx under SCWorx Contracts, including the reasonably expected performance of such SCWorx Contracts in accordance with their terms (which would not include, for example, any instances of breach or indemnification); (d) Liabilities incurred in connection with the Contemplated Transactions; and (e) Liabilities listed in Section 2.11 of the SCWorx Disclosure Schedule.

2.12         Compliance; Permits; Restrictions.

(a)          SCWorx is, and since the date of its incorporation has been, in compliance with all applicable Legal Requirements except for any non-compliance that would not constitute a SCWorx Material Adverse Effect. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body or authority is pending or, to the Knowledge of SCWorx, threatened against SCWorx. There is no Contract, judgment, injunction, order or decree binding upon SCWorx which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of SCWorx, any acquisition of material property by SCWorx or the conduct of business by SCWorx as currently conducted, (ii) would reasonably be expected to have an adverse effect on SCWorx’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Exchange or any of the other Contemplated Transactions.

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(b)          SCWorx holds all required Governmental Authorizations which are material to the operation of the business of SCWorx (the “SCWorx Permits”) as currently conducted. Section 2.12(b) of the SCWorx Disclosure Schedule identifies each SCWorx Permit. As of the date of this Agreement, SCWorx is in material compliance with the terms of the SCWorx Permits. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of SCWorx, threatened, which seeks to revoke, limit, suspend, or materially modify any SCWorx Permit.

2.13         Tax Matters.

(a)          SCWorx has timely filed all income Tax Returns and other material Tax Returns that it was required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. SCWorx is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where SCWorx does not file Tax Returns that it is subject to taxation by that jurisdiction.

(b)          All material Taxes due and owing by SCWorx on or before the date hereof (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of SCWorx through the date of the SCWorx Unaudited Financials have been reserved for in the SCWorx Unaudited Financials. Since the date of the SCWorx Unaudited Financials, SCWorx has not incurred any Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice.

(c)          SCWorx has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(d)          There are no Encumbrances for Taxes (other than Taxes not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been made on the SCWorx Unaudited Financials) upon any of the assets of SCWorx.

(e)          No material deficiencies for Taxes with respect to SCWorx have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending (or, based on written notice, threatened) audits, assessments or other actions for or relating to any Liability in respect of Taxes of SCWorx. No issues relating to Taxes of SCWorx were raised by the relevant Tax authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. SCWorx (and its predecessors) has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.

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(f)          SCWorx has not (i) agreed, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; nor (ii) elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code.

(g)          SCWorx has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h)          SCWorx is not a party to any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords, the primary purpose of which does not relate to Taxes.

(i)          SCWorx has never been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is SCWorx) for federal, state, local or foreign Tax purposes. SCWorx does not have any Liability for the Taxes of any Person (other than SCWorx) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or otherwise by operation of applicable Legal Requirements.

(j)          SCWorx has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(k)          SCWorx will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing Date as a result of any (i) installment sale or other open transaction disposition made on or prior to Closing, (ii) agreement with any Tax authority (including any closing agreement described in Section 7121 of the Code or any similar provision of state, local or foreign law) made or entered into on or prior to Closing, (iii) deposit or prepaid amount received outside the Ordinary Course of Business on or prior to Closing, (iv) election under Section 108(i) of the Code made on or prior to Closing, or (v) use of an improper method of accounting on or prior to the Closing.

(l)          SCWorx is not a partner for Tax purposes with respect to any joint venture, partnership, or, to the Knowledge of SCWorx, other arrangement or Contract which is treated as a partnership for Tax purposes.

(m)          SCWorx has not entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(n)          SCWorx has not taken any action, nor to the Knowledge of SCWorx, is there any fact or circumstance, that would reasonably be expected to prevent the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

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(o)          SCWorx has made available to AMMA for inspection at SCWorx’s office (i) complete and correct copies of all income and other material Tax Returns of SCWorx filed with respect to taxable periods ended on or after December 31, 2017, and (ii) complete and correct copies of all private letter rulings, examination reports, revenue agent reports, material information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, gain recognition agreements and any similar documents, submitted by, received by or agreed to by or on behalf of SCWorx, in each case relating to Taxes for all taxable periods for which the statute of limitations has not yet expired.

(p)          SCWorx has disclosed on its income Tax Returns all positions that could give rise to the imposition on it of a substantial understatement penalty under Section 6662 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(q)          All related party transactions involving SCWorx and its subsidiaries have been conducted at arm’s length in compliance with Code Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other state, local and non-U.S. Tax Law.

(r)          SCWorx (i) has not been required to make a basis reduction pursuant to former Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b); (ii) is or has been required to redetermine or reduce basis pursuant to Treasury Regulation Section 1.1502-36(b) or (c) or to reduce any attributes under Treasury Regulation Section 1.1502-36(d); and (iii) has incurred (or been allocated) any dual consolidated loss within the meaning of Section 1503 of the Code.

(s)          SCWorx is not subject to Tax in any jurisdiction outside the United States of America by virtue of (i) having a permanent establishment (within the meaning of an applicable Tax treaty) or other place of business or (ii) otherwise having a taxable presence in that jurisdiction.

(t)          SCWorx is not a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) or a shareholder in a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(u)          Nothing in this Section 2.13 or otherwise in this Agreement shall be construed as a representation or warranty with respect to (i) the amount or availability of any net operating loss, capital loss, Tax credits, Tax basis or other Tax asset or attribute of SCWorx in any taxable period (or portion thereof) beginning after the Closing Date, or (ii) except with respect to the Tax Treatment (as defined in Section 5.12 hereof), any Tax position that AMMA or its Affiliates (including the Surviving Corporation) may take in respect of any taxable period (or portion thereof) beginning after the Closing Date.

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2.14         Employee and Labor Matters; Benefit Plans.

(a)          Section 2.14(a) of the SCWorx Disclosure Schedule lists, as of the date of this Agreement, all written and describes all non-written employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, equity-based, retention, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, change in control, golden parachute, disability, life or accident insurance, paid time off, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, fringe or employee benefit, and all other compensation, plans, programs, agreements or arrangements, including but not limited to any employment, consulting, independent contractor, severance or executive compensation agreements or arrangements (other than regular salary or wages), written or otherwise, which are currently in effect relating to any present or former employee, independent contractor or director of SCWorx or any SCWorx Affiliate, or which is maintained by, administered or contributed to by, or required to be contributed to by, SCWorx or any SCWorx Affiliate, or under which SCWorx or any SCWorx Affiliate has any current or may incur any future Liability (each, a “SCWorx Employee Plan”) (other than offer letters with non-officer employees which are materially consistent with forms delivered or made available by the SCWorx prior to the execution of this Agreement; equity grant notices, and related documentation, with respect to the employees of SCWorx; and agreements with consultants entered into in the Ordinary Course of Business and which are materially consistent with forms delivered or made available by SCWorx prior to the execution of this Agreement).

(b)          With respect to each SCWorx Employee Plan, SCWorx has made available to AMMA a true and complete copy of, to the extent applicable: (i) such SCWorx Employee Plan including any amendments thereto; (ii) all annual reports (Form 5500) as filed with the United States Department of Labor, including any financial statements and actuarial reports; (iii) each currently effective trust agreement related to such SCWorx Employee Plan; (iv) the most recent summary plan description, with any summary of material modifications, prospectus or other summary for each SCWorx Employee Plan; (v) the most recent United States Internal Revenue Service determination or opinion letter or analogous ruling under foreign law issued with respect to any SCWorx Employee Plan; (vi) all material notices, letters or other correspondence to or from any Governmental Body or agency thereof; (vii) all non-discrimination and compliance tests; and (viii) all material written agreements and Contracts currently in effect, including (without limitation) administrative service agreements, group annuity contracts, and group insurance contracts.

(c)          Each SCWorx Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or may rely on a favorable opinion letter with respect to such qualified status from the United States Internal Revenue Service. To the Knowledge of SCWorx, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such SCWorx Employee Plan or the exempt status of any related trust.

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(d)          Each SCWorx Employee Plan has been operated and maintained in compliance, in all material respects, with its terms and, both as to form and operations, with all applicable Legal Requirements, including the Code and ERISA. Neither SCWorx nor any SCWorx Affiliate is subject to any Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the SCWorx Employee Plans. All contributions required to be made by SCWorx or any SCWorx Affiliate to any SCWorx Employee Plan have been made on or before their due dates (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business consistent with past practice).

(e)          Neither SCWorx nor any SCWorx Affiliate has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. Neither SCWorx, nor any SCWorx Affiliate has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any SCWorx Employee Plan subject to ERISA, and neither SCWorx nor any SCWorx Affiliate has been assessed any civil penalty under Section 502(l) of ERISA.

(f)          No suit, administrative proceeding, action or other litigation has been initiated against, or to the Knowledge of SCWorx, is threatened, against or with respect to any SCWorx Employee Plan, including any audit or inquiry by the United States Internal Revenue Service, United States Department of Labor or other Governmental Body.

(g)          No SCWorx Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither SCWorx nor any SCWorx Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or Liability with respect to, any such plan. No SCWorx Employee Plan is a Multiemployer Plan, and neither SCWorx nor any SCWorx Affiliate has ever contributed to or had an obligation to contribute, or incurred any Liability in respect of a contribution, to any Multiemployer Plan. No SCWorx Employee Plan is a Multiple Employer Plan.

(h)          No SCWorx Employee Plan provides for medical, welfare, retirement or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under a SCWorx Employee Plan qualified under Section 401(a) of the Code. Except as provided in Section 2.14(a) of the SCWorx Disclosure Schedule and identified as a self-funded plan, neither SCWorx nor any SCWorx Affiliate sponsors or maintains any self-funded employee welfare benefit plan. No SCWorx Employee Plan is subject to any Legal Requirement of any jurisdiction outside of the United States.

(i)          To the Knowledge of SCWorx, no payment pursuant to any SCWorx Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the regulations and guidance thereunder) from SCWorx, including the grant, vesting or exercise of any stock option, would subject any Person to Tax pursuant to Section 409A of the Code, whether pursuant to the Contemplated Transactions or otherwise.

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(j)          SCWorx is in material compliance with all applicable foreign, federal, state and local laws, rules, regulations, orders, rulings, judgments, decrees or arbitration awards respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, hours of work, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration and wrongful discharge and in each case, with respect to employees: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty of any material amount for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending, or to the Knowledge of SCWorx, threatened or reasonably anticipated against SCWorx relating to any employee, employment agreement, independent contractor, independent contractor agreement or SCWorx Employee Plan. There are no pending or, to the Knowledge of SCWorx, threatened or reasonably anticipated claims or actions against SCWorx or any trustee of SCWorx under any worker’s compensation policy or long term disability policy. SCWorx is not a party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or Governmental Body with respect to employment practices. SCWorx has good labor relations.

(k)          No current or former consultant or independent contractor of SCWorx would reasonably be deemed to be a misclassified employee. Except as set forth on Section 2.14(k) of the SCWorx Disclosure Schedule, no independent contractor or contractor is eligible to participate in any SCWorx Employee Plan. SCWorx does not have any material Liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee, (B) any employee leased from another employer, or (C) any employee currently or formerly classified as exempt from overtime wages. SCWorx has not taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any Liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations of employees of SCWorx prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(l)          No SCWorx employee is covered by an effective or pending collective bargaining agreement or similar labor agreement, and there has never been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity, or any similar activity or dispute, affecting SCWorx. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

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(m)          SCWorx is not, and has not been engaged in, any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of SCWorx, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy or long term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any SCWorx Associate, including charges of unfair labor practices or discrimination complaints.

(n)          There is no Contract or arrangement to which SCWorx or any SCWorx Affiliate is a party or by which it is bound to compensate any of its current or former employees, independent contractors or directors for additional income or excise Taxes paid pursuant to Sections 409A or 4999 of the Code.

(o)          Except as set forth in Section 2.14(o) of the SCWorx Disclosure Schedule, none of the execution and delivery of this Agreement, or the consummation of the Contemplated Transactions or any termination of employment or service or any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event, (i) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due to any employee, independent contractor or director of SCWorx, (ii) materially increase or otherwise enhance any benefits otherwise payable by SCWorx, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person by SCWorx, or (v) result in the forgiveness in whole or in part of any outstanding loans made by SCWorx to any Person.

(p)          Except as noted on Section 2.14(r) of the SCWorx Disclosure Schedule, all individuals employed by SCWorx are employed at-will and SCWorx has no employment or other agreements that contain any severance, change in control, termination pay liabilities, or advance notice requirements, and all agreements with independent contractors or consultants may be terminated by SCWorx without penalty or Liability with thirty (30) days or less notice.

(q)          SCWorx has paid all wages, bonuses, commissions, severance and other benefits and sums due (and all required Taxes, insurance, social security and withholding thereon), including all accrued vacation, accrued sick leave, accrued benefits and accrued payments to its employees and former employees and individuals performing services as independent contractors or consultants, other than accrued amounts representing wages, bonuses, or commission entitlements due for the current pay period or for the reimbursement of legitimate expenses.

2.15         [Reserved.]

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2.16         Insurance.

(a)          SCWorx has delivered or made available to AMMA accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of SCWorx, as of the date of this Agreement (other than relating to any SCWorx Employee Plan). Each of such insurance policies is in full force and effect and SCWorx is in compliance with the terms thereof. As of the date of this Agreement, other than customary end of policy notifications from insurance carriers, SCWorx has not received any notice or other communication regarding any actual or possible: (a) cancelation or invalidation of any insurance policy; (b) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of SCWorx. To the Knowledge of SCWorx, SCWorx has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against SCWorx, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed SCWorx of its intent to do so.

2.17         Legal Proceedings; Orders.

(a)          There is no pending Legal Proceeding, and, to the Knowledge of SCWorx, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves SCWorx, or to the Knowledge of SCWorx, any director or officer of SCWorx (in his or her capacity as such) or any of the material assets owned or used by SCWorx; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions. To the Knowledge of SCWorx, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)          There is no material outstanding order, writ, injunction, judgment or decree to which SCWorx, or any of the material assets owned or used by SCWorx, is subject. To the Knowledge of SCWorx, no officer of SCWorx is subject to any order, writ, injunction, judgment or decree that prohibits such officer of SCWorx from engaging in or continuing any conduct, activity or practice relating to the business of SCWorx or to any material assets owned or used by SCWorx.

2.18         [Reserved].

2.19         No Financial Advisor. Except as set forth on Section 2.19 of the SCWorx Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of SCWorx.

2.20         Bank Accounts. Section 2.20 of the SCWorx Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of SCWorx at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of July 30, 2018 and the names of all individuals authorized to draw on or make withdrawals from such accounts.

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2.21         Disclosure. The information relating to SCWorx to be supplied by or on behalf of SCWorx for inclusion or incorporation by reference in the Proxy Statement will not, on the date the Proxy Statement, as applicable, is first filed with the SEC or mailed to the AMMA Stockholders or at the time of the AMMA Stockholders’ Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading at the time and in the light of the circumstances under which such statement is made.

2.22         Related Party Transactions. Except as set forth in Section 2.22 of the SCWorx Disclosure Schedule, there are no obligations of SCWorx to, or Contracts with, current or former Affiliates, officers, directors, stockholders or employees of SCWorx or their respective Affiliates or family members other than (a) for payment of ordinary course salaries and bonuses for services rendered, (b) reimbursement of customary and reasonable expenses incurred on behalf of SCWorx and (c) benefits due under a SCWorx Employee Plan and ordinary course fringe benefits listed in Section 2.14(a) of the SCWorx Disclosure Schedule. To SCWorx’s Knowledge, no officer, director or employee of SCWorx or SCWorx Stockholder is directly interested in any SCWorx Material Contract. Except as set forth in Section 2.22 of the SCWorx Disclosure Schedule, neither SCWorx nor any of its Affiliates, directors, officers or employees (x) possess, directly or indirectly, any financial interest in, or is a director, officer or employee of, any entity that is a material supplier, contractor lessor, lessee or competitor of SCWorx or (y) has any claim or cause of action against SCWorx.

2.23         Exclusivity of Representations; Reliance.

(a)          Except as expressly set forth in this Article 2, neither SCWorx nor any Person on behalf of SCWorx has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of SCWorx or its business in connection with the transactions contemplated hereby, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b)          SCWorx acknowledges and agrees that, except for the representations and warranties of AMMA set forth in Article 3, neither SCWorx nor its Representatives is relying on any other representation or warranty of AMMA or any other Person made outside of Article 3 of this Agreement, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Contemplated Transactions.

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ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF AMMA

AMMA represents and warrants to SCWorx and the SCWorx Stockholders as follows, except as set forth in the written disclosure schedule delivered by AMMA to SCWorx and the SCWorx Stockholders (the “AMMA Disclosure Schedule”) (it being understood that the representations and warranties in this Article 3 are qualified by: (a) any exceptions and disclosures set forth in the section or subsection of the AMMA Disclosure Schedule corresponding to the particular section or subsection in this Article 3 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such section or subsection of the AMMA Disclosure Schedule by reference to another section or subsection of the AMMA Disclosure Schedule; and (c) any exceptions or disclosures set forth in any other section or subsection of the AMMA Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty). The inclusion of any information in the AMMA Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a AMMA Material Adverse Effect, or is outside the Ordinary Course of Business.

3.1           Subsidiaries; Due Organization; Organizational Documents.

(a)          Section 3.1(a) of the AMMA Disclosure Schedule identifies each Subsidiary of AMMA (the “AMMA Subsidiaries”). Neither AMMA nor any AMMA Subsidiary owns any capital stock of, or any equity interest of any nature in, any other Entity. AMMA has not agreed nor is it obligated to make, nor is it bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. AMMA has not, at any time, been a general partner or manager of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership, limited liability company or other Entity.

(b)          Each of AMMA and any AMMA Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (where such concept is applicable) and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all AMMA Contracts.

(c)          Each of AMMA and any AMMA Subsidiary is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified would not constitute a AMMA Material Adverse Effect.

(d)          Each director and officer of AMMA and any AMMA Subsidiary as of the date of this Agreement is set forth in Section 3.1(d) of the AMMA Disclosure Schedule.

(e)          AMMA has delivered or made available to SCWorx accurate and complete copies of (i) the charter and organizational documents, including all currently effective amendments thereto, for AMMA and each AMMA Subsidiary (as applicable); and (ii) any code of conduct or similar policy adopted by AMMA or by the AMMA Board of Directors or any committee thereof. Neither AMMA nor any AMMA Subsidiary has taken any action in breach or violation of any of the provisions of its charter or organizational documents (as applicable), except as would not reasonably be expected to have, individually or in the aggregate, a AMMA Material Adverse Effect.

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3.2           Authority; Vote Required.

(a)          AMMA has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to obtaining the Required AMMA Stockholder Vote, to consummate the Contemplated Transactions. The AMMA Board of Directors has: (i) determined that the Exchange is fair to, and in the best interests of, AMMA and AMMA Stockholders; (ii) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Contemplated Transactions; and (iii) recommended the approval of the AMMA Stockholder Matters by the AMMA Stockholders and directed that the AMMA Stockholder Matters be submitted for consideration by AMMA Stockholders in connection with the solicitation of the Required AMMA Stockholder Vote, as applicable. This Agreement has been duly executed and delivered by AMMA and, assuming the due authorization, execution and delivery by SCWorx and each SCWorx Stockholder, constitutes the legal, valid and binding obligation of AMMA, enforceable against AMMA in accordance with its terms, subject to: (1) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (2) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)          With respect to the items indicated in Section 4.3(a), the affirmative vote of such majority of the holders of the AMMA Shares required by and voted in accordance with applicable Law (in person or by proxy) on the proposed matters at the AMMA Stockholders’ Meeting is the only vote of the holders of any class or series of AMMA Capital Stock necessary to approve such AMMA Stockholder Matters (the “Required AMMA Stockholder Vote”).

3.3           Non-Contravention; Consents.

(a)          The execution and delivery of this Agreement by AMMA does not, and the performance of this Agreement by AMMA, subject to obtaining the Required AMMA Stockholder Vote, will not, (i) conflict with or violate the organizational documents of AMMA or any AMMA Subsidiary; (ii) subject to compliance with the requirements set forth in Section 3.3(b) below, conflict with or violate any Legal Requirement applicable to AMMA or the AMMA Subsidiaries or by which it or any of their respective properties is bound or affected, except for any such conflicts or violations that would not constitute a AMMA Material Adverse Effect; or (iii) except as listed on Section 3.3(a) of the AMMA Disclosure Schedule, require AMMA or any AMMA Subsidiary to make any filing with or give any notice to a Person or make any payment, or obtain any Consent from a Person, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair AMMA’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancelation of, or result in the creation of an Encumbrance on any of the properties or assets of AMMA or any AMMA Subsidiary pursuant to, any AMMA Material Contract.

(b)          No material Consent, order of, or registration, declaration or filing with any Governmental Body is required by or with respect to AMMA or any AMMA Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except for (i) such Consents, orders, registrations, declarations and filings as may be required under applicable federal and state securities laws or the rules of NASDAQ, and (ii) any filings and registrations as may be required under applicable federal and state securities laws.

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3.4           Capitalization.

(a)          The authorized capital stock of AMMA as of the date of this Agreement consists of: (i) 45,000,000 AMMA Shares, of which 14,862,974 AMMA Shares are issued and outstanding as of the date of this Agreement. AMMA does not hold any of its capital stock in treasury. All of the outstanding AMMA Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

(b)          Except for the AMMA 2016 Equity Incentive Plan (the “2016 Plan”), AMMA does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. AMMA has reserved 2,000,000 AMMA Shares for issuance under the 2016 Plan. As of the date of this Agreement, of such reserved AMMA Shares, (i) no AMMA Shares have been issued pursuant to the exercise of outstanding options and options to purchase 1,216,072 AMMA Shares have been granted and are currently outstanding (including such options that are subject to the approval of the AMMA Stockholders), and (ii) 508,928 AMMA Shares remain available for future issuance pursuant to the 2016 Plan. Section 3.4(b) of the AMMA Disclosure Schedule sets forth the following information with respect to each AMMA Option outstanding, as of the date of this Agreement: (1) the name of the optionee, (2) whether the holder is or was at any point during the life of the AMMA Option an AMMA Employee or any of AMMA Subsidiary, and whether such holder is no longer a service provider to any of AMMA or any of AMMA Subsidiary, (3) the number of AMMA Shares subject to such AMMA Option as of the date of this Agreement, (4) the exercise price of such AMMA Option, (5) the date on which such AMMA Option was granted, (6) the date on which such AMMA Option expires, and (7) the vesting schedule applicable to such AMMA Option, including the extent vested to date and whether by its terms the vesting of such AMMA Option would be accelerated by the Contemplated Transactions.

(c)          Except as set forth in the AMMA SEC Documents or on Section 3.4(c) of the AMMA Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of AMMA or any AMMA Subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of AMMA or any AMMA Subsidiary; (iii) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which AMMA or any AMMA Subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of AMMA or any AMMA Subsidiary. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights with respect to AMMA or any AMMA Subsidiary.

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(d)          Except as set forth in Section 3.4(d) of the AMMA Disclosure Schedule, (i) none of the outstanding AMMA Shares are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding AMMA Shares are subject to any right of first refusal in favor of AMMA; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of AMMA or any AMMA Subsidiary having a right to vote on any matters on which the AMMA Stockholders have a right to vote; (iv) there is no AMMA Contract to which AMMA or any AMMA Subsidiary is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any AMMA Shares or capital stock of any AMMA Subsidiary. Neither AMMA nor any AMMA Subsidiary are under any obligation, nor is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding AMMA Shares, capital stock of an of the AMMA Subsidiaries or other securities.

(e)          All outstanding AMMA Shares, as well as all AMMA Options, have been issued and granted, as applicable, in material compliance with all applicable securities laws and other applicable Legal Requirements.

3.5           SEC Filings; Financial Statements.

(a)          All of AMMA’s registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by AMMA with the SEC since AMMA’s initial public offering (the “AMMA SEC Documents”) can be obtained on the SEC’s website at www.sec.gov. All statements, reports, schedules, forms and other documents required to have been filed by AMMA with the SEC have been so filed on a timely basis or within permissible extension periods. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the AMMA SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the AMMA SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since AMMA’s inception, the certifications and statements required by (A) Rule 13a-14 or 15d-14 promulgated under the Exchange Act and (B) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) relating to the AMMA SEC Documents (collectively, the “Certifications”) were accurate and complete and complied as to form and content with all applicable Legal Requirements as of the date they were filed and no current or former principal executive officer or principal financial officer of AMMA has failed to make the Certifications required of him or her. As used in this Article 3, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. AMMA has made available to SCWorx true and complete copies of all correspondence, other than transmittal correspondence, between the SEC, on the one hand, and AMMA, on the other, since AMMA’s inception, including all SEC comment letter and responses to such comment letters and responses to such comment letters by or on behalf of AMMA other than such documents that can be obtained on the SEC’s website at www.sec.gov. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or NASDAQ with respect to AMMA SEC Documents. To the Knowledge of AMMA, none of AMMA SEC Documents are the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, including with regards to any accounting practices of AMMA.

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(b)          The financial statements (including any related notes) contained or incorporated by reference in the AMMA SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present the consolidated financial position of AMMA and any AMMA Subsidiary as of the respective dates thereof and the results of operations and cash flows of AMMA for the periods covered thereby. Other than as expressly disclosed in the AMMA SEC Documents filed prior to the date hereof, there has been no material change in AMMA’s accounting methods or principles that would be required to be disclosed in AMMA’s financial statements in accordance with GAAP. The books of account and other financial records of AMMA and any AMMA Subsidiary are true and complete in all material respects.

(c)          AMMA’s auditor has at all times since its retention by AMMA been: (i) to the Knowledge of AMMA, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the Knowledge of AMMA, “independent” with respect to AMMA within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of AMMA, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder with respect to services provided to AMMA.

(d)          Except as set forth in the AMMA SEC Documents, from its initial listing on the NASDAQ through the date hereof, AMMA has not received any correspondence from NASDAQ or the staff thereof relating to the delisting or maintenance of listing of the AMMA Shares on NASDAQ.

(e)          Since AMMA’s inception, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of AMMA, the AMMA Board of Directors or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(f)          AMMA is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and, except as disclosed in Section 3.5(f) of the AMMA Disclosure Schedules, the applicable listing and governance rules and regulations of NASDAQ and the DGCL.

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(g)          AMMA maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that AMMA maintains records that in reasonable detail accurately and fairly reflect AMMA’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the AMMA Board of Directors, and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of AMMA’s assets that could have a material effect on AMMA’s financial statements. AMMA has evaluated the effectiveness of AMMA’s internal control over financial reporting and, to the extent required by applicable Legal Requirements, presented in any applicable AMMA SEC Document that is a report on Form 10-K (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. AMMA has disclosed to AMMA’s auditors and the audit committee of the AMMA Board of Directors (and made available to SCWorx a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect AMMA’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in AMMA’s internal control over financial reporting. Except as disclosed in the AMMA SEC Documents filed prior to the date hereof, AMMA has not identified any material weaknesses in the design or operation of AMMA’s internal control over financial reporting. Since AMMA’s inception, there have been no material changes in AMMA’s internal control over financial reporting.

(h)          AMMA’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by AMMA in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to AMMA’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

3.6           Absence of Changes. Except as set forth in Section 3.6 of the AMMA Disclosure Schedule, between June 30, 2018 and the date of this Agreement, each of AMMA and any AMMA Subsidiary have conducted its business in the Ordinary Course of Business and there has not been (a) any event that has had a AMMA Material Adverse Effect or (b) or any action, event or occurrence that would have required consent of SCWorx pursuant to Section 4.2(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

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3.7           Title to Assets. Except with respect to AMMA IP Rights, which are covered in Section 3.9, each of AMMA and any AMMA Subsidiary owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, in each case, free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the AMMA Unaudited Interim Balance Sheet; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of AMMA or any AMMA Subsidiary; and (iii) liens listed in Section 3.7 of the AMMA Disclosure Schedule.

3.8           Real Property; Leaseholds. Neither AMMA nor any AMMA Subsidiary currently owns or has ever owned any real property or any interest in real property, except for the leaseholds created under the real property leases (including any amendments thereto) identified in Section 3.8 of the AMMA Disclosure Schedule (the “AMMA Leases”), which are each in full force and effective, with no existing material default thereunder except as disclosed in Section 3.8 of the AMMA Disclosure Schedule.

3.9           Intellectual Property.

(a)          AMMA, directly or through any of its Subsidiaries, owns, or has the right to use all AMMA IP Rights, except where any failure to own, or have the right to use, would not constitute a AMMA Material Adverse Effect. The foregoing representation and warranty is not intended to be a representation regarding the absence of infringement or misappropriation, which is addressed in Section 3.9(g) below.

(b)          Section 3.9(b) of the AMMA Disclosure Schedule is an accurate, true and complete listing of (i) all patents within the AMMA Registered IP that are owned by AMMA and (ii) all other AMMA Registered IP.

(c)          Section 3.9(c) of the AMMA Disclosure Schedule accurately identifies (i) all material AMMA IP Rights licensed to AMMA or any AMMA Subsidiary (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of AMMA’s or any AMMA Subsidiary’s products or services, (B) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials, (C) non-disclosure agreements, materials transfer agreements and template agreements entered into in the Ordinary Course of Business and (D) agreements between AMMA and its employees and consultants); (ii) the corresponding AMMA Contracts pursuant to which such AMMA IP Rights are licensed to AMMA or any AMMA Subsidiary; (iii) whether the license or licenses granted to AMMA or any AMMA Subsidiary are exclusive or non-exclusive; and (iv) whether, to AMMA’s Knowledge, any funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, such AMMA IP Rights.

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(d)          Section 3.9(d) of the AMMA Disclosure Schedule accurately identifies each AMMA Material Contract pursuant to which any Person (other than AMMA or any AMMA Subsidiary) has been granted any license or option to obtain a license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any AMMA IP Rights. AMMA is not bound by, and no AMMA IP Rights are subject to, any Contract containing any covenant or other contractual obligation that in any way limits or restricts the ability of AMMA or any AMMA Subsidiary to use, exploit, assert or enforce any AMMA IP Rights anywhere in the world, in each case as would materially limit the business of AMMA as currently conducted or planned to be conducted.

(e)          Except as identified on Section 3.9(e) of the AMMA Disclosure Schedule, AMMA or one of its Subsidiaries solely owns all right, title, and interest to and in the AMMA Registered IP listed on (or required to be listed on) Section 3.9(b) of the AMMA Disclosure Schedule free and clear of any Encumbrances. Without limiting the generality of the foregoing:

(i)          All documents and instruments necessary to register or apply for or renew registration of all AMMA Registered IP that is solely owned by AMMA or one of its Subsidiaries have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body except for any such failure, individually or collectively, that would not constitute a AMMA Material Adverse Effect.

(ii)         Each Person who is or was an employee or contractor of AMMA or any AMMA Subsidiary and who is or was involved in the creation or development of any AMMA IP Rights has signed a written agreement containing an assignment of such Intellectual Property to AMMA or such Subsidiary and confidentiality provisions protecting trade secrets and confidential information of AMMA and its Subsidiaries; provided, that any such agreement with a third party contractor for research, development or manufacturing services on behalf of AMMA or any AMMA Subsidiary may provide that such third party contractor reserves its rights in improvements to such third party contractor’s Intellectual Property or generally applicable research, development or manufacturing technology, in either case that is not specific to any product or service of AMMA or any AMMA Subsidiary. To the Knowledge of AMMA and its Subsidiaries, no current or former shareholder, officer, director, employee or contractor of AMMA or any AMMA Subsidiary has any claim, right (whether or not currently exercisable), or interest to or in any AMMA IP Rights. To the Knowledge of AMMA and its Subsidiaries, no employee or contractor of AMMA or any or any of its Subsidiaries is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for AMMA or such Subsidiary or (b) in breach of any Contract with any current or former employer or other Person concerning AMMA IP Rights or confidentiality provisions protecting trade secrets and confidential information comprising AMMA IP Rights.

(iii)        To the Knowledge of AMMA, no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any AMMA IP Rights in which AMMA or any AMMA Subsidiary has an ownership interest.

(iv)        AMMA and each of its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that AMMA or such Subsidiary holds, or purports to hold, as a trade secret.

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(v)         Except as set forth on Section 3.9(e)(v) of the AMMA Disclosure Schedule, neither AMMA nor any AMMA Subsidiary has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any AMMA IP Rights to any other Person.

(vi)        To the Knowledge of AMMA and any AMMA Subsidiary, the AMMA IP Rights constitute all Intellectual Property necessary for AMMA and its Subsidiaries to conduct its business as currently conducted or planned to be conducted.

(f)          The manufacture, marketing, license, sale or intended use of any product or service currently sold by AMMA or any AMMA Subsidiary (i) does not violate or constitute a breach of any license or agreement between AMMA or its Subsidiaries and any third party, and, (ii) to the Knowledge of AMMA and its Subsidiaries, does not infringe or misappropriate any Intellectual Property right of any third party. To the Knowledge of AMMA and its Subsidiaries, no third party is infringing upon or misappropriating, or violating any license or agreement with AMMA or its Subsidiaries relating to, any AMMA IP Rights. There is no current or, to the Knowledge of AMMA, pending challenge, claim or Legal Proceeding (including opposition, interference or other proceeding in any patent or other government office) contesting the validity, enforceability, ownership or right to use, sell, license or dispose of any AMMA IP Rights, nor has AMMA or any AMMA Subsidiary received any written notice asserting that the manufacture, marketing, license, sale or intended use of any product or service currently approved or sold or under preclinical or clinical development by AMMA or any AMMA Subsidiary infringes or misappropriates or will infringe or misappropriate the rights of any other Person.

(g)          Each item of AMMA IP Rights that is AMMA Registered IP that is solely owned by AMMA or one of its Subsidiaries is and at all times has been filed and maintained in compliance with all applicable Legal Requirements and all filings, payments and other actions required to be made or taken to maintain such item of AMMA Registered IP in full force and effect have been made by the applicable deadline, except for any failure to perform any of the foregoing, individually or collectively, that would not constitute a AMMA Material Adverse Effect.

(h)          No trademark (whether registered or unregistered) or trade name owned, used, or applied for by AMMA or any AMMA Subsidiary conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which AMMA or any AMMA Subsidiary has or purports to have an ownership interest has been impaired as determined by AMMA or any AMMA Subsidiary in accordance with GAAP.

(i)           Except as set forth on Section 3.9(i) of the AMMA Disclosure Schedule, all databases, data compilations, and any collection deemed a database or regulated collection of data under applicable laws that are owned, controlled, held or used by AMMA and by any AMMA Subsidiary and that are required to be registered have been properly registered, and the data therein has been used by AMMA or any AMMA Subsidiary solely as permitted pursuant to such registrations.

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(j)          Except as set forth on Section 3.9(j) of the AMMA Disclosure Schedule, all amounts payable by AMMA and any AMMA Subsidiary to all Persons involved in the research, development, conception or reduction to practice of any AMMA IP Rights have been paid in full. All AMMA Employees, contractors and consultants who were or are engaged in the development or invention of any AMMA IP Rights have entered into written agreements with AMMA or with any AMMA Subsidiary by which they validly and irrevocably assigned to AMMA or its Subsidiaries all rights, title and interests in and to such AMMA IP Rights (or all such rights, title and interests vested in AMMA or its Subsidiaries as a matter of law), and, with respect to employees, have explicitly waived all rights to receive royalties or compensation in connection therewith and any applicable non-transferable rights, including moral rights.

3.10         Material Contracts.

(a)          Section 3.10(a) of the AMMA Disclosure Schedule lists the following AMMA Contracts, in effect as of the date of this Agreement (each, a “AMMA Material Contract” and collectively, the “AMMA Material Contracts”):

(i)          each AMMA Contract constituting a material bonus, deferred compensation, severance, change in control, retention, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(ii)         each AMMA Contract pursuant to its express terms relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or Entity providing employment related, consulting or independent contractor services, other than any employment agreement, employment contract, offer letter, or similar arrangement that is terminable “at-will” without penalty, Liability or severance (statutory, contractual, or otherwise), or that can be terminated without penalty, Liability or premium upon notice of thirty (30) days less;

(iii)        each AMMA Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan with any employee or other individual consultant, independent contractor or director, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment) or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

(iv)        each collective bargaining agreement or other agreement with any union (trade, labor, or otherwise) or similar employee representative or works council;

(v)         each AMMA Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business, where material indemnification is provided by AMMA or AMMA Subsidiary to a third party;

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(vi)        each AMMA Contract containing (A) any covenant limiting the freedom of AMMA, any AMMA Subsidiary to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, (C) any exclusivity provision, or (D) any non-solicitation provision;

(vii)       each AMMA Contract requiring capital expenditures and requiring payments after the date of this Agreement in excess of $50,000 pursuant to its express terms and not cancelable without penalty, other than purchase orders for the purchase of inventory in the Ordinary Course of Business;

(viii)      each AMMA Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity, other than in the Ordinary Course of Business or listed on Section 3.9(c) or Section 3.9(d) of the AMMA Disclosure Schedule, or any ownership interest in any Entity;

(ix)         each AMMA Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $250,000 or creating any material Encumbrances with respect to any assets of AMMA or any AMMA Subsidiary or any loans or debt obligations with officers or directors of AMMA;

(x)          each AMMA Contract relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which AMMA has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which AMMA has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by AMMA; or (C) any Contract to license any third party to manufacture or produce any product, service or technology of AMMA or any Contract to sell, distribute or commercialize any products or service of AMMA, except agreements in the Ordinary Course of Business;

(xi)         each AMMA Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to AMMA in connection with the Contemplated Transactions;

(xii)        each AMMA IP Right Agreement other than (A) software license agreements for non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software or (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of AMMA’s products or services, (B) agreements for the purchase or use of equipment, reagents or other materials that include licenses to Intellectual Property ancillary to such purchase or use, (C) non-disclosure agreements, materials transfer agreements and template agreements entered into in the Ordinary Course of Business, (D) agreements between AMMA and its employees and consultants and (E) than those that are otherwise immaterial;

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(xiii)       each AMMA Lease; or

(xiv)      any other AMMA Contract that is not terminable at will (with no penalty or payment) by AMMA and (i) which involves payment or receipt by AMMA after the date of this Agreement under any such agreement, Contract or commitment of more than $50,000 in the aggregate, or (ii) that is material to the business or operations of AMMA.

(b)          AMMA has delivered or made available to SCWorx accurate and complete copies of all AMMA Material Contracts, including all amendments thereto. There are no AMMA Material Contracts that are not in written form. Except as disclosed on Section 3.10(b) of the AMMA Disclosure Schedule, neither AMMA nor any AMMA Subsidiary has, nor to AMMA’s Knowledge, as of the date of this Agreement has any other party to a AMMA Material Contract, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any AMMA Material Contract in such manner as would permit any other party to cancel or terminate any such AMMA Material Contract, or would permit any other party to seek damages that constitutes a AMMA Material Adverse Effect. As of the date of this Agreement, each AMMA Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.11         Undisclosed Liabilities. As of the date of this Agreement, neither AMMA nor any AMMA Subsidiary has any material Liability, except for: (a) Liabilities identified as such in the AMMA Unaudited Interim Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by AMMA since the date of the AMMA Unaudited Interim Balance Sheet in the Ordinary Course of Business; (c) Liabilities for performance in the Ordinary Course of Business of obligations of AMMA or any AMMA Subsidiary under AMMA Contracts, including the reasonably expected performance of such AMMA Contracts in accordance with their terms (which would not include, for example, any instances of breach or indemnification); (d) Liabilities described in Section 3.11 of the AMMA Disclosure Schedule; and (e) Liabilities incurred in connection with the Contemplated Transactions.

3.12         Compliance; Permits; Restrictions.

(a)          AMMA is, and since inception, each of AMMA and its Subsidiaries has been in compliance with all applicable Legal Requirements except for any non-compliance that would not constitute a AMMA Material Adverse Effect. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body or authority is pending or, to the Knowledge of AMMA, threatened against AMMA or any AMMA Subsidiary. There is no Contract, judgment, injunction, order or decree binding upon AMMA or any AMMA Subsidiary which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of AMMA or any AMMA Subsidiary, any acquisition of material property by AMMA or any AMMA Subsidiary or the conduct of business by AMMA or any AMMA Subsidiary as currently conducted, (ii) would reasonably be expected to have an adverse effect on AMMA’s ability to comply with or perform any covenant or obligation under this Agreement or (iii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Exchange or any of the Contemplated Transactions.

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(b)          AMMA and the AMMA Subsidiaries hold all required Governmental Authorizations that are material to the operation of the business of AMMA (collectively, the “AMMA Permits”) as currently conducted. Section 3.12(b) of the AMMA Disclosure Schedule identifies any such AMMA Permit. As of the date of this Agreement, AMMA is in material compliance with the terms of the AMMA Permits. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of AMMA, threatened, which seeks to revoke, limit, suspend, or materially modify any AMMA Permit.

3.13         Tax Matters.

(a)          AMMA and each AMMA Subsidiary has timely filed all income Tax Returns and other material Tax Returns that they were required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. Neither AMMA nor any AMMA Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where AMMA or any AMMA Subsidiary do not file Tax Returns that such company is subject to taxation by that jurisdiction.

(b)          All material Taxes due and owing by AMMA or any AMMA Subsidiary on or before the date hereof (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of AMMA and the AMMA Subsidiaries through the date of the AMMA Unaudited Interim Balance Sheet have been reserved for on the AMMA Unaudited Interim Balance Sheet. Since the date of the AMMA Unaudited Interim Balance Sheet, AMMA and the AMMA Subsidiaries have not incurred any Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice.

(c)          AMMA and each AMMA Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(d)          There are no Encumbrances for Taxes (other than Taxes not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been made on the AMMA Unaudited Interim Balance Sheet) upon any of the assets of AMMA or any AMMA Subsidiary.

(e)          No material deficiencies for Taxes with respect to AMMA or any AMMA Subsidiary have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending (or, based on written notice, threatened) audits, assessments or other actions for or relating to any Liability in respect of Taxes of AMMA or any AMMA Subsidiary. No issues relating to Taxes of AMMA or any AMMA Subsidiary were raised by the relevant Tax authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. Neither AMMA nor any AMMA Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.

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(f)          Neither AMMA nor any AMMA Subsidiary (i) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; nor (ii) has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code.

(g)          Neither AMMA nor any AMMA Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h)          Neither AMMA nor any AMMA Subsidiary is a party to any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords, the primary purpose of which does not relate to Taxes.

(i)          Neither AMMA nor any AMMA Subsidiary has ever been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is AMMA) for federal, state, local or foreign Tax purposes. Neither AMMA nor any AMMA Subsidiary has any Liability for the Taxes of any Person (other than AMMA) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or otherwise by operation of applicable Legal Requirements.

(j)          Neither AMMA nor any AMMA Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(k)          Neither AMMA nor any AMMA Subsidiary is a partner for Tax purposes with respect to any joint venture, partnership, or, to the Knowledge of AMMA, other arrangement or Contract which is treated as a partnership for Tax purposes.

(l)          Neither AMMA nor any AMMA Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) beginning after the Closing Date as a result of any (i) installment sale or other open transaction disposition made on or prior to Closing, (ii) agreement with any Tax authority (including any closing agreement described in Section 7121 of the Code or any similar provision of state, local or foreign law) made or entered into on or prior to Closing, (iii) prepaid amount received outside the Ordinary Course of Business on or prior to Closing, (iv) election under Section 108(i) of the Code made on or prior to Closing, or (v) use of an improper method of accounting on or prior to Closing.

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(m)          Neither AMMA nor any AMMA Subsidiary has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(n)          Neither AMMA nor any AMMA Subsidiary has taken any action, or has any Knowledge of any fact or circumstance (including, for the avoidance of doubt, any actions that may be otherwise permitted pursuant to Section 4.6), that would reasonably be expected to prevent the Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(o)          AMMA has made available to SCWorx for inspection at SCWorx’s office (i) complete and correct copies of all income and other material Tax Returns of AMMA or any AMMA Subsidiary filed with respect to taxable periods ended on or after December 31, 2015, and (ii) complete and correct copies of all private letter rulings, examination reports, revenue agent reports, material information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, gain recognition agreements and any similar documents, submitted by, received by or agreed to by or on behalf of AMMA or any AMMA Subsidiary, in each case relating to Taxes for all taxable periods for which the statute of limitations has not yet expired.

(p)          AMMA and each AMMA Subsidiary has disclosed on its income Tax Returns all positions that could give rise to the imposition on it of a substantial understatement penalty under Section 6662 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(q)          All related party transactions involving AMMA and any AMMA Subsidiary have been conducted at arm’s length in compliance with Code Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of any other state, local and non-U.S. Tax Law.

(r)          Neither AMMA nor any AMMA Subsidiary (i) has been required to make a basis reduction pursuant to former Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b); (ii) is or has been required to redetermine or reduce basis pursuant to Treasury Regulation Section 1.1502-36(b) or (c) has been required to reduce any attributes under Treasury Regulation Section 1.1502-36(d); and (iii) has incurred (or been allocated) any dual consolidated loss within the meaning of Section 1503 of the Code.

(s)          Except as set forth on Section 3.13(s) to the AMMA Disclosure Schedule, neither AMMA nor any AMMA Subsidiary is subject to Tax in any jurisdiction outside the jurisdiction of its organization by virtue of (i) having a permanent establishment (within the meaning of an applicable Tax treaty) or other place of business or (ii) otherwise having a taxable presence in that jurisdiction.

(t)          Neither AMMA nor any AMMA Subsidiary is a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law) or a shareholder in a “passive foreign investment company” within the meaning of Section 1297 of the Code.

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(u)          Nothing in this Section 3.13 or otherwise in this Agreement shall be construed as a representation or warranty with respect to (i) the amount or availability of any net operating loss, capital loss, Tax credits, Tax basis or other Tax asset or attribute of AMMA or any AMMA Subsidiary in any taxable period (or portion thereof) beginning after the Closing Date, or (ii) except with respect to the Tax Treatment (as defined in Section 5.12 hereof), any Tax position that AMMA or its Affiliates may take in respect of any taxable period (or portion thereof) beginning after the Closing Date.

3.14         Employee and Labor Matters; Benefit Plans.

(a)          Section 3.14(a) of the AMMA Disclosure Schedule contains a list of all of AMMA and AMMA’s Subsidiaries’ current employees as of the date of this Agreement (the “AMMA Employees”), and correctly reflects: (i) their name and dates of hire; (ii) their position, full-time or part-time status, including each AMMA Employee’s classification as either exempt or non-exempt from the overtime requirements under any applicable law; (iii) their monthly base salary or hourly wage rate, as applicable; (iv) any other compensation payable to them including housing allowances, compensation payable pursuant to bonus (for the current fiscal year and the most recently completed fiscal year), deferred compensation or commission arrangements, overtime payment, vacation entitlement and accrued vacation or paid time-off balance, travel pay or car maintenance or car entitlement, sick leave entitlement and accrual, recuperation pay entitlement and accrual, entitlement to pension arrangement and/or any other provident fund (including manager’s insurance and education fund), their respective contribution rates and the salary basis for such contributions; (v) the city/country of employment, citizenship, manager’s name and work location, date of birth, any material special circumstances (including pregnancy, disability or military service), and (vi) any promises or commitments made to any of the AMMA Employees, whether in writing or not, with respect to any future changes or additions to their compensation or benefits listed in Section 3.14(a) of the AMMA Disclosure Schedule. Other than as listed in Section 3.14(a) of the AMMA Disclosure Schedule, (i) there are no other employees employed by the AMMA or by any AMMA Subsidiary, and (ii) all current and former employees of AMMA and the AMMA Subsidiaries have signed an employment agreement substantially in the form delivered or made available to SCWorx. Other than their base salary, the AMMA Employees are not entitled to any payment or benefit that may be reclassified as part of their determining salary for all intent and purposes, including for the social contributions. Details of any Person who has accepted an offer of employment made by AMMA or any AMMA Subsidiary but whose employment has not yet started are contained in Section 3.15(a) of the AMMA Disclosure Schedule.

(b)          Section 3.14(b) of the AMMA Disclosure Schedule contains a list of all of AMMA and AMMA’s Subsidiaries’ current independent contractors and consultants and, for each, such individual’s compensation and benefits, the initial date of such individual’s engagement, the term of the engagement, period of notice entitlement prior to termination notice entitlement.

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(c)          Section 3.14(c) of the AMMA Disclosure Schedule lists, as of the date of this Agreement, all written, and describes all non-written, employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, equity-based, retention, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, change in control, golden parachute, disability, life or accident insurance, paid time off, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, fringe or employee benefit, and all other compensation, plans, programs, agreements or arrangements, including but not limited to any employment, consulting, independent contractor, severance or executive compensation agreements or arrangements (other than regular salary or wages), written or otherwise, which are currently in effect relating to any present or former employee, independent contractor or director of AMMA or any AMMA Affiliate (collectively, “AMMA Service Providers”), or which is maintained by, administered or contributed to by, or required to be contributed to by, AMMA or any AMMA Affiliate, or under which AMMA or any AMMA Affiliate has any current or may incur any future Liability (each, an “AMMA Employee Plan”) (other than offer letters with non-officer employees which are materially consistent with forms delivered or made available by the AMMA prior to the execution of this Agreement; equity grant notices, and related documentation, with respect to AMMA Employees; and agreements with consultants entered into in the Ordinary Course of Business and which are materially consistent with forms delivered or made available by AMMA prior to the execution of this Agreement).

(d)          With respect to each AMMA Employee Plan, AMMA has made available to SCWorx a true and complete copy of, to the extent applicable: (i) such AMMA Employee Plan, including any amendments thereto; (ii) the three (3) most recent annual reports (Form 5500) as filed with the United States Department of Labor, including any financial statements and actuarial reports; (iii) each currently effective trust agreement related to such AMMA Employee Plan; (iv) the most recent summary plan description, with any summary or material modifications, prospectus or other summary for each AMMA Employee Plan; (v) the most recent United States Internal Revenue Service determination or opinion letter with respect to any AMMA Employee Plan; (vi) all material notices, letters or other correspondence to or from any Governmental Body or agency thereof within the last three (3) years; (vii) all non-discrimination and compliance tests for the most recent three (3) plan years; and (viii) all material written agreements and Contracts currently in effect, including (without limitation) administrative service agreements, group annuity contracts, and group insurance contracts.

(e)          Each AMMA Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or may rely on a favorable opinion letter with respect to such qualified status from the United States Internal Revenue Service. To the Knowledge of AMMA, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such AMMA Employee Plan or the exempt status of any related trust.

(f)          Each AMMA Employee Plan has been operated and maintained in compliance in all material respects, with its terms and, both as to form and operations, with all applicable Legal Requirements, including the Code and ERISA. Neither AMMA nor any AMMA Affiliate is subject to any Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the AMMA Employee Plans. All contributions required to be made by AMMA, any of its Subsidiaries or any AMMA Affiliate to any AMMA Employee Plan have been made on or before their due dates (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the Ordinary Course of Business consistent with past practice).

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(g)          Neither AMMA, nor any AMMA Affiliate has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. Neither AMMA, nor any AMMA Affiliate has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any AMMA Employee Plan subject to ERISA and neither AMMA nor any AMMA Affiliate has been assessed any civil penalty under Section 502(l) of ERISA.

(h)          No suit, administrative proceeding, action or other litigation has been initiated against, or to the Knowledge of AMMA, is threatened, against or with respect to any AMMA Employee Plan, including any audit or inquiry by the United States Internal Revenue Service, United States Department of Labor or other Governmental Body.

(i)          No AMMA Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither AMMA, nor any AMMA Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or Liability with respect to, any such plan. No AMMA Employee Plan is a Multiemployer Plan, and neither AMMA, nor any AMMA Affiliate has ever contributed to or had an obligation to contribute, or incurred any Liability in respect of a contribution, to any Multiemployer Plan. No AMMA Employee Plan is a Multiple Employer Plan.

(j)          No AMMA Employee Plan provides for medical, welfare, retirement or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under a AMMA Employee Plan qualified under Section 401(a) of the Code. Except as provided in Section 3.15(j) of the AMMA Disclosure Schedule and identified as a self-funded plan, neither AMMA nor any AMMA Affiliate sponsors or maintains any self-funded employee welfare benefit plan.

(k)          To the Knowledge of AMMA, no payment pursuant to any AMMA Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the regulations and guidance thereunder) from AMMA or any AMMA Subsidiary, including the grant, vesting or exercise of any stock option, would subject any Person to Tax pursuant to Section 409A of the Code, whether pursuant to the Contemplated Transactions or otherwise.

(l)          Each AMMA Option grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of AMMA and disclosed in AMMA filings with the Securities and Exchange Commission in accordance with the Exchange Act and all other applicable Legal Requirements. AMMA has not knowingly granted, and there is no and has been no policy or practice of AMMA of granting, AMMA Options prior to, or otherwise coordinating the grant of AMMA Options with, the release or other public announcement of material information regarding AMMA or its results of operations or prospects.

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(m)          No AMMA Options are subject to the requirements of Section 409A of the Code. Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the regulations and guidance thereunder) maintained by or under which AMMA or any of AMMA Subsidiary makes, is obligated to make or promises to make, payments (each, an “AMMA 409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the regulations and guidance thereunder. No payment to be made under any AMMA 409A Plan is, or to the Knowledge of AMMA will be, subject to the penalties of Section 409A(a)(1) of the Code.

(n)          AMMA and the AMMA Subsidiaries are in material compliance with all applicable foreign, federal, state and local laws, rules, regulations, orders, rulings, judgments, decrees or arbitration awards respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, hours of work, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration and wrongful discharge and in each case, with respect to employees: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty of any material amount for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims or administrative matters pending, or to the Knowledge of AMMA, threatened or reasonably anticipated against AMMA relating to any employee, employment agreement, independent contractor, independent contractor agreement or AMMA Employee Plan. There are no pending or, to the Knowledge of AMMA, threatened or reasonably anticipated claims or actions against AMMA or any trustee of AMMA under any worker’s compensation policy or long term disability policy. AMMA is not a party to a conciliation agreement, consent decree or other agreement or order with any federal, state, or local agency or Governmental Body with respect to employment practices. AMMA has good labor relations.

(o)          No current or former consultant or independent contractor of AMMA or any AMMA Subsidiary would reasonably be deemed to be a misclassified employee. Except as set forth on Section 3.14(o) of the AMMA Disclosure Schedule, no independent contractor is eligible to participate in any AMMA Employee Plan. Neither AMMA nor any AMMA Subsidiary has material Liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee, (B) any employee leased from another employer, or (C) any employee currently or formerly classified as exempt from overtime wages.

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(p)          Neither AMMA nor any AMMA Subsidiary has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any Liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations of employees of AMMA prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(q)          No employee of AMMA or any AMMA Subsidiary is covered by an effective or pending collective bargaining agreement or similar labor agreement, and there has never been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity, or any similar activity or dispute, affecting AMMA or any AMMA Subsidiary. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute. No union or other collective bargaining unit has been certified or recognized by AMMA or any AMMA Subsidiary as representing any of its employees.

(r)          AMMA is not, and neither AMMA nor any AMMA Subsidiary, has been, engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of AMMA, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any AMMA Associate, including charges of unfair labor practices or discrimination complaints.

(s)          There is no Contract or arrangement to which AMMA or any AMMA Subsidiary is a party or by which it is bound to compensate any of its current or former employees, independent contractors or directors for additional income or excise Taxes paid pursuant to Sections 409A or 4999 of the Code.

(t)          Neither AMMA nor any AMMA Affiliate is a party to any Contract that has resulted or would reasonably be expected to result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code or (ii) any amount the deduction for which would be disallowed under Section 162(m) of the Code.

(u)          Except as set forth in Section 3.14(u) of the AMMA Disclosure Schedule, none of the execution and delivery of this Agreement, or the consummation of the Contemplated Transactions or any termination of employment or service or any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event, (i) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due to any employee, independent contractor or director of AMMA, (ii) materially increase or otherwise enhance any benefits otherwise payable by AMMA, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person by AMMA or (v) result in the forgiveness in whole or in part of any outstanding loans made by AMMA to any Person. Each item set forth in Section 3.14(u) of the AMMA Disclosure Schedule has been duly and properly approved in accordance with any requirements under applicable law.

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(v)         Except as noted on Section 3.14(v) of the AMMA Disclosure Schedule, all individuals employed by AMMA and its Subsidiaries are employed at-will and AMMA and its Subsidiaries have no employment or other agreements that contain any severance, change in control, termination pay liabilities, or advance notice requirements, and all agreements with independent contractors or consultants may be terminated by AMMA without penalty or Liability with thirty (30) days or less notice.

(w)          AMMA and its Subsidiaries have paid all wages, bonuses, commissions, severance, and other benefits and sums due (and all required Taxes, insurance, social security and withholding thereon), including all accrued vacation, accrued sick leave, accrued benefits and accrued payments to its employees and former employees and individuals performing services as independent contractors or consultants, other than accrued amounts representing wages, bonuses, or commission entitlements due for the current pay period or for the reimbursement of legitimate expenses.

3.15         Environmental Matters. AMMA and each AMMA Subsidiary is in compliance with all applicable Environmental Laws, which compliance includes the possession by AMMA of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof other than any failure to be in compliance or possess any such permits and authorized that is not a AMMA Material Adverse Effect. Neither AMMA nor any AMMA Subsidiary has received since inception any written notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that AMMA or any AMMA Subsidiary is not in compliance with any Environmental Law, and, to the Knowledge of AMMA, there are no circumstances that may prevent or interfere with AMMA’s compliance with any Environmental Law in the future. To the Knowledge of AMMA: (a) no current or prior owner of any property leased or controlled by AMMA or any AMMA Subsidiary has received since AMMA’s inception, any written notice or other communication relating to property owned or leased at any time by AMMA, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or AMMA or any AMMA Subsidiary is not in compliance with or has violated any Environmental Law relating to such property and (b) neither AMMA nor any AMMA Subsidiary has any material Liability under any Environmental Law.

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3.16         Insurance.

(a)          AMMA has made available to SCWorx accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of AMMA and each AMMA Subsidiary, as of the date of this Agreement. Each of such insurance policies is in full force and effect and AMMA and each AMMA Subsidiary is in compliance with the terms thereof. Except for a notice of cancellation due to non-payment of a premium, which premium has since been paid, as of the date of this Agreement, other than customary end of policy notifications from insurance carriers, since January 1, 2018, neither AMMA nor any AMMA Subsidiary has received any notice or other communication regarding any actual or possible: (a) cancelation or invalidation of any insurance policy; (b) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of AMMA or any AMMA Subsidiary. AMMA and each AMMA Subsidiary have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened in writing against AMMA or any AMMA Subsidiary, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed AMMA or any AMMA Subsidiary of its intent to do so.

(b)          AMMA has delivered to SCWorx accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by AMMA and each AMMA Subsidiary as of the date of this Agreement (the “Existing AMMA D&O Policies”). Section 3.16(b) of the AMMA Disclosure Schedule accurately sets forth, as of the date of this Agreement, the most recent annual premiums paid by AMMA and each AMMA Subsidiary with respect to the Existing AMMA D&O Policies. All premiums for the Existing AMMA D&O Policies have been paid.

3.17         Legal Proceedings; Orders.

(a)          Except as set forth in Section 3.17 to the AMMA Disclosure Schedule, there is no pending Legal Proceeding, and, to the Knowledge of AMMA, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves AMMA or any of the AMMA Subsidiary, or to the Knowledge of AMMA, any director or officer of AMMA (in his or her capacity as such) or any of the material assets owned or used by AMMA or any AMMA Subsidiary; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions. To the Knowledge of AMMA, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b)          There is no order, writ, injunction, judgment or decree to which AMMA or any AMMA Subsidiary, or any of the material assets owned or used by AMMA or any AMMA Subsidiary, is subject. To the Knowledge of AMMA, no officer of AMMA or any AMMA Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of AMMA or any AMMA Subsidiary or to any material assets owned or used by AMMA or any AMMA Subsidiary.

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3.18         Anti-Corruption. Neither AMMA or any AMMA Subsidiary has, and none of any of AMMA’s directors, managers or employees or, to the Knowledge of AMMA, any of its agents, Representatives, sales intermediaries, or any other third party, in each case, acting on behalf of AMMA or in connection with the business of AMMA, has in the last five (5) years or any applicable statute of limitations period if longer than five (5) years, (i) directly or indirectly offered, promised, authorized, provided, solicited, or accepted any corrupt or improper payment (such as a bribe or kickback) or benefit (such as an excessive gift, hospitality, favor, or advantage) to or from any Person in exchange for business, a license or permit, a favorable inspection or other decision, or any other financial or other advantage or purpose, or (ii) otherwise violated any Anti-Corruption/AML Laws.

3.19         Inapplicability of Anti-takeover Statutes. The AMMA Board of Directors has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Exchange, this Agreement or any of the other Contemplated Transactions.

3.20         No Financial Advisor. Except as set forth on Section 3.20 of the AMMA Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of AMMA or any AMMA Subsidiary.

3.21         Bank Accounts; Deposits.

(a)          Section 3.21 of the AMMA Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of AMMA or any AMMA Subsidiary at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of July 30, 2018 and the names of all individuals authorized to draw on or make withdrawals from such accounts.

(b)          All existing accounts receivables of AMMA and any AMMA Subsidiary (including those accounts receivable reflected on the AMMA unaudited financial statements unaudited financial statements that have not yet been collected and those accounts receivable that have arisen since the date of the AMMA unaudited financial statements and have not yet been collected) represent valid obligations of customers of AMMA arising from bona fide transactions entered into in the Ordinary Course of Business. All deposits of AMMA and any AMMA Subsidiary (including those set forth on the AMMA unaudited financial statements) are fully refundable to AMMA.

3.22         Transactions with Affiliates. Except as set forth in the AMMA SEC Documents filed prior to the date of this Agreement, since the date of AMMA’s annual report on Form 10-K for the fiscal year ended December 31, 2017 with the SEC, no event has occurred that would be required to be reported by AMMA pursuant to Item 13 of Form 10-K promulgated by the SEC. Section 3.23 of the AMMA Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of AMMA as of the date of this Agreement.

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3.23         Valid Issuance. The AMMA Shares to be issued in the Exchange will, when issued in accordance with the provisions of this Agreement be validly issued, fully paid and nonassessable.

3.24         Opinion of Financial Advisor. Prior to the Closing, the AMMA Board of Directors shall receive an opinion of Cassel Salpeter & Co., LLC, financial advisor to AMMA, to the effect that the consideration to be issued by AMMA to the SCWorx Stockholders in the Exchange is fair to AMMA from a financial point of view. AMMA will furnish an accurate and complete copy of such opinion to SCWorx promptly following receipt of said opinion. The cost of such opinion shall be paid for by AMMA subsequent to the Closing Date.

3.25         Shell Company Status. AMMA is not an issuer identified in Rule 144(i)(1) or of the Securities Act or a shell company as defined in Rule 12b-2 of the Exchange Act.

3.26         Exclusivity of Representations; Reliance.

(a)          Except as expressly set forth in this Article 3, neither AMMA, the AMMA Subsidiaries, nor any Person on behalf of AMMA or the AMMA Subsidiaries has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of AMMA or its business in connection with the transactions contemplated hereby, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b)          AMMA acknowledges and agrees that, except for the representations and warranties of SCWorx set forth in Article 2, none of AMMA or any of its Representatives is relying on any other representation or warranty of SCWorx or any other Person made outside of Article 2 of this Agreement, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Contemplated Transactions.

ARTICLE 4 CERTAIN COVENANTS OF THE PARTIES

4.1           Access and Investigation. During the period commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with the terms hereto and the Closing Date (the “Pre-Closing Period”), upon reasonable notice each Party shall, and shall use commercially reasonable efforts to cause such Party’s Representatives to:

(a)          provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries;

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(b)          provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; and

(c)          permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or reasonably appropriate. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, each Party shall promptly make available to the other Party copies of:

(i)          all material operating and financial reports prepared by such Party for its senior management, including sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for its management;

(ii)         any written materials or communications sent by or on behalf of a Party to its shareholders or stockholders;

(iii)        any material notice, document or other communication sent by or on behalf of a Party to any party to any AMMA Material Contract or SCWorx Material Contract, as applicable, or sent to a Party by any party to any AMMA Material Contract or SCWorx Material Contract in connection with the Contemplated Transactions, as applicable;

(iv)        any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of a Party in connection with the Exchange or any of the Contemplated Transactions;

(v)         any non-privileged notice, document or other communication sent by or on behalf of, or sent to, a Party relating to any pending or threatened Legal Proceeding involving or affecting such Party; and

(vi)        any material notice, report or other document received by a Party from any Governmental Body.

(d)          Notwithstanding the foregoing, (i) any Party may restrict the foregoing access to the extent that any Legal Requirement applicable to such Party requires such Party to restrict or prohibit access to any of such Party’s properties or information and (ii) neither Party nor its respective Representatives or Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege.

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4.2           Operation of AMMA’s Business.

(a)          Except as set forth on Section 4.2(a) of the AMMA Disclosure Schedule, as expressly required or permitted by this Agreement, or as required by applicable Legal Requirements, during the Pre-Closing Period, AMMA shall: (i) conduct its business and operations in the Ordinary Course of Business; (ii) continue to pay outstanding accounts payable and other current Liabilities (including payroll) when due and payable; and (iii) conduct its business and operations in compliance with all applicable Legal Requirements and the requirements of all AMMA Contracts that constitute AMMA Material Contracts.

(b)          Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth on Section 4.2(b) of the AMMA Disclosure Schedule, as expressly required or permitted by this Agreement, or as required by applicable Legal Requirements, AMMA shall not, without the prior written consent of SCWorx (which consent shall not be unreasonably withheld or delayed):

(i)          (A) declare, accrue, set aside or pay any dividend or made any other distribution in respect of any shares of AMMA Capital Stock or (B) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities;

(ii)         sell, issue or grant, or authorize the issuance of: (A) any capital stock or other security (except for AMMA Shares issued to settle AMMA obligations or upon the valid exercise of AMMA Options outstanding as of the date of this Agreement), (B) any option, warrant or right to acquire any capital stock or any other security except (i) in settlement of AMMA obligations in an amount not to exceed 500,000 shares or (ii) as compensation to AMMA officers in an amount not to exceed 500,000 shares, (C) any equity-based award or instrument convertible into or exchangeable for any capital stock or other security, or (D) any debt securities or any rights to acquire any debt securities;

(iii)        other than the Reverse Split and such amendments to the certificate of incorporation as are to be approved at the AMMA Stockholders’ Meeting pursuant to Section 5.1(a), amend the certificate of incorporation, bylaws or other charter or organizational documents of AMMA or effect or be a party to any Exchange, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iv)        form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v)         (A) lend money to any Person (except for reasonable advances to employees and consultants for travel and other reasonable business related expenses in the Ordinary Course of Business), (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others, or (D) make any capital expenditure or commitment;

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(vi)        (A) adopt, establish or enter into any AMMA Employee Plan, (B) cause or permit any AMMA Employee Plan to be amended other than as required by Legal Requirement, including in order to make amendments for the purposes of Section 409A of the Code, subject to prior review and approval (with such approval not to be unreasonably withheld, conditioned or delayed) by SCWorx, (C) hire any additional employees or independent contractors or enter into or amend the term of any employment or consulting agreement with any employee or independent contractor other than as reasonably necessary for the completion of the Contemplated Transactions, (D) enter into any Contract with a labor union or collective bargaining agreement, (E) except as provided in the AMMA Disclosure Schedule, pay any bonus or make any profit-sharing or similar payment to (other than in the Ordinary Course of Business), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or employees, (F) except as provided in the AMMA Disclosure Schedule, accelerate the vesting of or entitlement to any payment, award, compensation or benefit with respect to any AMMA Associate, or (G) except as provided in the AMMA Disclosure Schedule, pay or increase the severance or change of control benefits offered to any AMMA Associate;

(vii)       enter into any material transaction outside the Ordinary Course of Business;

(viii)      acquire any material asset nor sell, lease, or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, other than in the Ordinary Course of Business;

(ix)         (A) make, change or revoke any material Tax election, (B) file any material amendment to any Tax Return, (C) adopt or change any accounting method in respect of Taxes, (D) change any annual Tax accounting period, (E) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, (F) enter into any closing agreement with respect to any Tax, (G) settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, (H) apply for or enter into any ruling from any Tax authority with respect to Taxes, (I) surrender any right to claim a material Tax refund, or (J) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(x)          enter into, amend or terminate any AMMA Contract that, if effective as of the date hereof, would constitute a AMMA Material Contract (except for contracts relating to the settlement of existing liabilities and the AMMA Contracts set forth on Section 4.2(b)(x) of the AMMA Disclosure Schedule);

(xi)         initiate or settle any Legal Proceeding;

(xii)        incur any Liabilities or otherwise take any actions other than in the Ordinary Course of Business;

(xiii)       adopt any shareholder rights plan or similar arrangement;

(xiv)      renew, extend or modify the current lease for AMMA’s principal executive office space; or

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(xv)       agree, resolve or commit to do any of the foregoing.

Notwithstanding the foregoing, AMMA may enter into agreements to settle disputes and terminate contracts described in the AMMA Disclosure Schedules. Nothing contained in this Agreement is intended to give SCWorx, directly or indirectly, the right to control or direct AMMA’s operations during the Pre-Closing Period.

4.3           Operation of SCWorx’s Business.

(a)          Except as set forth on Section 4.3(a) of the SCWorx Disclosure Schedule, as expressly required or permitted by this Agreement or as required by applicable Legal Requirements, during the Pre-Closing Period, SCWorx shall (i) conduct its business and operations in the Ordinary Course of Business; (ii) continue to pay outstanding accounts payable and other current Liabilities (including payroll) when due and payable; and (iii) conduct its business and operations in compliance with all applicable Legal Requirements and the requirements of all SCWorx Contracts that constitute SCWorx Material Contracts.

(b)          Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth on Section 4.3(b) of the SCWorx Disclosure Schedule, as expressly permitted by this Agreement, or as required by applicable Legal Requirements, SCWorx shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of AMMA (which consent shall not be unreasonably withheld or delayed):

(i)          (A) declare, accrue, set aside or pay any dividend or made any other distribution in respect of any shares of SCWorx Capital Stock or (B) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities except pursuant to SCWorx Contracts existing as of the date of this Agreement;

(ii)         sell, issue or grant, or authorize the issuance of: (A) any capital stock or other security, (B) any option, warrant or right to acquire any capital stock or any other security, (C) any equity-based award or instrument convertible into or exchangeable for any capital stock or other security, or (D) any debt securities or any rights to acquire any debt securities;

(iii)        amend the certificate of incorporation, bylaws or other charter or organizational documents of SCWorx, or effect or be a party to any Exchange, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iv)        form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v)         (A) lend money to any Person (except for reasonable advances to employees and consultants for travel and other reasonable business related expenses in the Ordinary Course of Business), (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others, or (D) make any capital expenditure or commitment in excess of $50,000 or in excess of $100,000 in the aggregate;

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(vi)        enter into any Contract with a labor union or collective bargaining agreement;

(vii)       enter into any material transaction outside the Ordinary Course of Business;

(viii)      acquire any material asset nor sell, lease, or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, in each case, other than in the Ordinary Course of Business;

(ix)         (A) make, change or revoke any material Tax election, (B) file any material amendment to any Tax Return, (C) adopt or change any accounting method in respect of Taxes, (D) change any annual Tax accounting period, (E) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, (F) enter into any closing agreement with respect to any Tax, (G) settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, (H) apply for or enter into any ruling from any Tax authority with respect to Taxes, (I) surrender any right to claim a material Tax refund, or (J) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(x)          adopt any stockholder rights plan or similar arrangement; or

(xi)         agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement is intended to give AMMA, directly or indirectly, the right to control or direct SCWorx’s operations during the Pre-Closing Period.

4.4           Notification of Certain Matters.

(a)          During the Pre-Closing Period, AMMA shall:

(i)          promptly notify SCWorx of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (B) any Legal Proceeding against, relating to, involving or otherwise affecting AMMA, or to the Knowledge of AMMA, any director or officer of AMMA, that is commenced or asserted against, or, to the Knowledge of AMMA, threatened against, AMMA or any director or officer of AMMA; and (C) any notice or other communication from any Person alleging that any payment or other obligation is or will be owed to such Person at any time before or after the date of this Agreement, except for invoices or other communications related to agreements or dealings in the Ordinary Course of Business or payments or obligations identified in this Agreement, including the AMMA Disclosure Schedule; and

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(ii)         promptly notify SCWorx in writing of: (A) the discovery by AMMA of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in any representation or warranty made by AMMA in this Agreement in a manner that causes the condition set forth in Section 8.1 not to be satisfied; (B) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in any representation or warranty made by AMMA in this Agreement in a manner that causes the condition set forth in Section 8.1 not to be satisfied if: (1) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (2) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (C) any breach of any covenant or obligation of AMMA in a manner that causes the condition set forth in Section 8.2 not to be satisfied; and (D) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article 6, Article 7, or Article 8 impossible or materially less likely. No notification given to SCWorx pursuant to this Section 4.4(a) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of AMMA contained in this Agreement or the AMMA Disclosure Schedule for purposes of Section 8.1.

(b)          During the Pre-Closing Period, SCWorx shall:

(i)          promptly notify AMMA of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (B) any Legal Proceeding against, relating to, involving or otherwise affecting SCWorx, or to the Knowledge of SCWorx, any director or officer of SCWorx, that is commenced or asserted against, or, to the Knowledge of SCWorx, threatened against, SCWorx, any of its Subsidiaries, or any director or officer of SCWorx; and (C) any notice or other communication from any Person alleging that any payment or other obligation is or will be owed to such Person at any time before or after the date of this Agreement, except for invoices or other communications related to agreements or dealings in the Ordinary Course of Business or payments or obligations identified in this Agreement; and

(ii)         promptly notify AMMA in writing, of: (i) the discovery by SCWorx of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in any representation or warranty made by SCWorx in this Agreement in a manner that causes the condition set forth in Section 7.1 not to be satisfied; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in any representation or warranty made by SCWorx in this Agreement in a manner that causes the condition set forth in Section 7.1 not to be satisfied if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of SCWorx in a manner that causes the condition set forth in Section 7.2 not to be satisfied; and (iv) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article 6, Article 7, or Article 8 impossible or materially less likely. No notification given to AMMA pursuant to this Section 4.4(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of SCWorx contained in this Agreement or the SCWorx Disclosure Schedule for purposes of Section 7.1.

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4.5           No Solicitation.

(a)          Each Party agrees that neither it nor any of its Subsidiaries shall, nor shall it nor any of its Subsidiaries authorize or permit any of the Representatives retained by it or any of its Subsidiaries to directly or indirectly: (i) solicit, initiate, respond to or take any action to facilitate or encourage any inquiries or the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iii) furnish any information regarding such Party to any Person in connection with, in response to, relating to or for the purpose of assisting with or facilitating an Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Sections 5.2 and 5.3); (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (an “Acquisition Agreement”); or (vi) grant any waiver or release under any confidentiality, standstill or similar agreement (other than to the other Party).

(b)          Notwithstanding anything contained in Section 4.5(a), prior to receipt of the Required SCWorx Stockholder Vote, in the case of SCWorx, or the Required AMMA Stockholder Vote, in the case of AMMA, such Party, (i) may enter into discussions or negotiations with, any Person that has made (and not withdrawn) a bona fide, unsolicited, Acquisition Proposal, which such Party’s Board of Directors determines in good faith, after consultation with its independent financial advisor, if any, and its outside legal counsel, constitutes, or would reasonably be expected to result in, a Superior Offer, and (ii) thereafter furnish to such Person non-public information regarding such Party pursuant to an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and “standstill” provisions) at least as favorable to such Party as those contained in the Confidentiality Agreement, but in each case of the foregoing clauses (i) and (ii), only if: (A) neither such Party nor any Representative of such Party has breached this Section 4.5; (B) the Board of Directors of such Party determines in good faith based on the advice of outside legal counsel, that the failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of such Party under applicable Legal Requirements; (C) at least three (3) Business Days prior to furnishing any such non-public information to, or entering into discussions with, such Person, such Party gives the other Party written notice of the identity of such Person and of such Party’s intention to furnish nonpublic information to, or enter into discussions with, such Person; and (D) at least three (3) Business Days prior to furnishing any such non-public information to such Person, such Party furnishes such non-public information to SCWorx or AMMA, as applicable (to the extent such non-public information has not been previously furnished by such Party to SCWorx or AMMA, as applicable). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party (whether or not such Representative is purporting to act on behalf of such Party) takes any action that, if taken by such Party, would constitute a breach of this Section 4.5 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.5 by such Party for purposes of this Agreement.

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(c)          If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than 24 hours after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). Such Party shall keep the other Party fully informed, on a current basis, in all material respects with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto. In addition to the foregoing, each Party shall provide the other Party with at least five (5) Business Days’ written notice of a meeting of its board of directors (or any committee thereof) at which its board of directors (or any committee thereof) is reasonably expected to consider an Acquisition Proposal or Acquisition Inquiry it has received.

(d)          Each Party shall and shall cause its respective Representatives to, cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal. The Parties shall promptly (and in any event within three (3) Business Days following the date hereof) request in writing each Person which as heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of the respective Party, and such Party shall use commercially reasonable efforts to have such information returned or destroyed (to the extent destruction of such information is permitted by such confidentiality agreement).

ARTICLE 5 ADDITIONAL AGREEMENTS OF THE PARTIES

5.1           AMMA Stockholders’ Meeting and Proxy Statement.

(a)          As soon as reasonably practicable following the date of this Agreement AMMA shall (i) establish a record date for, duly call, give notice of and, as soon as reasonably practicable thereafter in conformity with this Section 5.1, but in no event later than the 75th Calendar Day after the date hereof, convene the AMMA Stockholders Meeting, and (ii) publish the notice of the AMMA Stockholders’ Meeting (the “AMMA Stockholders’ Meeting Notice”). In addition, AMMA shall prepare, with the cooperation of SCWorx, and cause to be submitted to the SEC the Proxy Statement.

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(b)          AMMA covenants and agrees that the Proxy Statement will not, at the time that the Proxy Statement or any amendment or supplement thereto is filed with or submitted to the SEC or is first mailed to the AMMA Stockholders, at the time of the AMMA Stockholders’ Meeting and at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, AMMA makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to shareholders, notice of meeting and form of proxy included therewith), if any, based on information furnished in writing by SCWorx specifically for inclusion therein. Each of the Parties shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC in all material respects.

(c)          AMMA shall notify SCWorx promptly of the receipt of any comments from the SEC or the staff of the SEC, if any, and of any request by the SEC or the staff of the SEC, if any, for amendments or supplements to the Proxy Statement or for additional information and shall supply SCWorx with copies of all correspondence between AMMA or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Contemplated Transactions. AMMA shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and shall give SCWorx and its counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff.

(d)          Each of the Parties shall use commercially reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and the Companies Law, to respond promptly to any comments of the SEC or its staff. Each of the Parties shall use commercially reasonable efforts to cause the Proxy Statement to be submitted to the SEC within forty (40) Business Days of the date hereof and then, subject to compliance with Legal Requirements, mailed to the AMMA Stockholders. Each Party shall promptly furnish to the other Party all information concerning such Party and such Party’s subsidiaries and such Party’s shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to SCWorx occurs, or if SCWorx becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then SCWorx shall promptly inform AMMA thereof and shall cooperate fully with AMMA in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of AMMA. No filing of, or amendment or supplement to the Proxy Statement will be made by AMMA without providing SCWorx a reasonable opportunity to review and comment thereon.

(e)          Prior to the Closing Date, AMMA shall, subject to SCWorx undertaking in Section 5.18 below, use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the AMMA Shares to be issued in the Exchange (to the extent required) be exempt from registration or qualification under the Securities Act and every jurisdiction of the United States in which any registered holder of SCWorx Capital Stock has an address of record on the Closing Date; provided, however, that AMMA shall not be required: (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) to file a general consent to service of process in any jurisdiction.

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(f)          Each of SCWorx and AMMA agree to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Proxy Statement. AMMA shall not include in the Proxy Statement any information with respect to SCWorx or its Affiliates, the form and content of which information shall not have been approved by SCWorx prior to such inclusion.

5.2           [Reserved].

5.3           AMMA Stockholders’ Meeting.

(a)          As promptly as practicable after the date hereof, AMMA shall (i) take all action necessary under applicable Legal Requirements to call, give notice of (pursuant to publication of the AMMA Stockholders’ Meeting Notice in accordance with Section 5.1 above) and hold a meeting of the holders of AMMA Shares for the purpose of seeking approval of the following items, (A) the amendment of AMMA’s certificate of incorporation to increase the authorized AMMA Shares, (B) the amendment of AMMA’s certificate of incorporation to effect the Reverse Split, (C) the amendment of AMMA’s certificate of incorporation to effect the name change of AMMA, (D) to approve the purchase by AMMA of a “runoff” directors’ and officers’ liability insurance policy for a period of seven years following the Closing, (E) the Contemplated Transactions, and (F) any other matter required, at the reasonable discretion of the Board of Directors of AMMA and agreed to by SCWorx, in order to give effect to the transactions contemplated by this Agreement (the matters contemplated by the foregoing clauses (A)–(F), collectively, the “AMMA Stockholder Matters”) and (ii) mail to the AMMA Stockholders as of the record date established for shareholders’ meeting of AMMA, the Proxy Statement (such meeting, the “AMMA Stockholders’ Meeting”).

(b)          AMMA agrees that, subject to Section 5.3(c): (i) the AMMA Board of Directors shall recommend that the holders of AMMA Shares vote to approve the AMMA Stockholder Matters; (ii) the Proxy Statement shall include a statement to the effect that the AMMA Board of Directors recommends that AMMA Stockholders vote to approve the AMMA Stockholder Matters (the “AMMA Board Recommendation”); (iii) the AMMA Board of Directors shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 5.1 above; and (iv) (A) the AMMA Board Recommendation shall not be withdrawn or modified in a manner adverse to SCWorx, and no resolution by the AMMA Board of Directors or any committee thereof to withdraw or modify the AMMA Board Recommendation in a manner adverse to SCWorx shall be adopted or proposed and (B) the AMMA Board of Directors shall not recommend any Acquisition Transaction (collectively with any failure to make or include the recommendation as set forth in sub-sections (i) and (ii) above, an “AMMA Board Adverse Recommendation Change”).

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(c)          Notwithstanding the foregoing, at any time prior to the receipt of the Required AMMA Stockholder Vote, the AMMA Board of Directors may make a AMMA Board Adverse Recommendation Change, if the AMMA Board of Directors has received an Acquisition Proposal that the AMMA Board of Directors has determined in its reasonable, good faith judgment, after consultation with AMMA’s outside legal counsel, constitutes a Superior Offer, the AMMA Board of Directors determines in its good faith judgment, after consultation with AMMA’s outside legal counsel, that a failure to make AMMA Board Adverse Recommendation Change would reasonably constitute a breach of its fiduciary obligations under applicable Legal Requirements; provided, however, that prior to AMMA taking any action permitted under this Section 5.3(c), AMMA must (1) promptly notify SCWorx, in writing, at least five (5) Business Days before making a AMMA Board Adverse Recommendation Change, of its intention to take such action with respect to a Superior Offer, which notice shall state expressly that AMMA has received an Acquisition Proposal that the AMMA Board of Directors intends to declare a Superior Offer and that the AMMA Board of Directors intends to make a AMMA Board Adverse Recommendation Change, and (2) attach to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Offer.

(d)          Notwithstanding Section 5.3(c), AMMA’s obligation to call, give notice of and hold the AMMA Stockholders’ Meeting in accordance with Section 5.1 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or Acquisition Proposal, or by any withdrawal or modification of the AMMA Board Recommendation.

(e)          Nothing contained in this Agreement shall prohibit AMMA or its Board of Directors from making any disclosure to the AMMA Stockholders if the AMMA Board of Directors determines in good faith, after consultation with its outside legal counsel, that such disclosure is required for the AMMA Board of Directors to comply with its fiduciary duties to the AMMA Stockholders under applicable Legal Requirements; provided, however, that (i) in the case of any such disclosure or public statement shall be deemed to be a AMMA Board Adverse Recommendation Change subject to the terms and conditions of this Agreement unless the AMMA Board of Directors reaffirms the AMMA Board Recommendation in such disclosure or public statement or within five (5) Business Days of such disclosure or public statement; and (ii) AMMA shall not effect a AMMA Board Adverse Recommendation Change unless specifically permitted pursuant to the terms of Section 5.3(c).

5.4           Regulatory Approvals.

(a)          Each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all Legal Requirements that may be imposed on such Party with respect to the Contemplated Transactions and, subject to the conditions set forth in Article 6 hereof, to consummate the Contemplated Transactions, as promptly as practicable. In furtherance and not in limitation of the foregoing, each Party agrees to file or otherwise submit, as soon as practicable after the date of this Agreement, but in any event no later than 20 Business Days of the date hereof, all applications, notices, reports, undertakings and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Body with respect to the Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body.

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(b)          Each of the Parties shall use its commercially reasonable efforts to (i) cooperate in all respects with each other in connection with timely making all required filings and submissions and timely obtaining all related consents, permits, authorizations or approvals pursuant to Section 5.4(a); and (ii) keep SCWorx or AMMA, as applicable, informed in all material respects and on a reasonably timely basis of any communication received by such Party from, or given by such Party to, any Governmental Body relating to the Contemplated Transactions. Subject to applicable Legal Requirements relating to the exchange of information, each Party shall, to the extent practicable, give the other party reasonable advance notice of all material communications with any Governmental Body relating to the Contemplated Transactions and each Party shall have the right to attend or participate in material conferences, meetings and telephone or other communications between the other Parties and regulators concerning the Contemplated Transactions.

5.5           [Reserved.]

5.6           [Reserved.]

5.7           AMMA Employee and Benefits Matters.

(a)          Unless otherwise agreed in writing by SCWorx pursuant to a written notice provided to AMMA no later than three (3) calendar days prior to the Closing Date, effective as of the Closing Date, and subject to any applicable law, AMMA shall, and shall cause any AMMA Subsidiary to, terminate the employment and service of each AMMA Associate (the “Terminated AMMA Associates”) other than those employees which SCWorx shall notify AMMA should not be terminated, such that neither AMMA nor any AMMA Subsidiary shall have any AMMA Associate in its employ or service as of the Closing Date other than those employees which SCWorx has designated. AMMA shall, and shall cause any of its Subsidiaries to, terminate the employment and service of each AMMA Associate in full compliance with applicable laws, regulations, precedents and contractual agreements (including due process).

(b)          As a condition to payment of any Terminated AMMA Associate Payment to a Terminated AMMA Associate and prior to the Closing Date, AMMA will use commercially reasonable efforts to obtain from each Terminated AMMA Associate an effective release of claims subject to applicable Law, the form of which shall be subject to approval by SCWorx, which approval shall not be unreasonably withheld, and effective as of the Closing Date. Prior to the Closing, AMMA shall use commercially reasonable efforts to comply, in all material respects, with all of the requirements of the WARN Act and any applicable state.

(c)          Schedule 6.7(c) sets forth, with respect to each Previously Terminated AMMA Associate (together, the “Former AMMA Associates”), AMMA’s good faith estimate of the amount of all change of control payments, severance payments, termination or similar payments, notice payments and/or obligations, retention payments, bonuses and other payments and benefits (including any COBRA costs), owed to or to be paid or provided to each Former AMMA Associate, and the amount by which any of such Former AMMA Associate’s compensation or benefits may be accelerated or increased, and any related Tax or contribution payable by AMMA, in each case, whether under any AMMA Employee Plan or otherwise, as a result of (i) the execution of this Agreement, (ii) the consummation of the Contemplated Transactions, or (iii) the termination of employment or service of such Former AMMA Associate at or at any time prior to the Closing Date (together, the “Terminated AMMA Associate Payments”). To the extent required to be paid prior to the Closing, AMMA shall cause all Terminated AMMA Associate Payments to be paid and satisfied in full such that AMMA, the Surviving Corporation, SCWorx and any of their Affiliates shall not have any Tax or other Liability with respect to the Former AMMA Associates on or following the Closing Date.

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(d)          Effective no later than the day immediately preceding the Closing Date, AMMA shall take all required action to terminate (i) all AMMA Employee Plans that are “employee benefit plans” within the meaning of ERISA, including but not limited to any AMMA Employee Plans intended to include a Code Section 401(k) arrangement (each, a “AMMA 401(k) Plan”), and (ii) each other AMMA Employee Plan set forth on Schedule 6.7(d) attached hereto unless written notice is provided by SCWorx to AMMA no later than three (3) calendar days prior to the Closing Date, instructing AMMA not to terminate any such AMMA Employee Plan. AMMA shall provide SCWorx with evidence that such AMMA Employee Plan(s) have been terminated (or with respect to any health and welfare benefit plan with a monthly coverage period that irrevocable action to terminate such AMMA Employee Plan(s) at the end of such monthly period has been taken) effective no later than the day immediately preceding the Closing Date pursuant to resolutions of the AMMA Board of Directors. The form and substance of such resolutions shall be subject to reasonable review and approval of SCWorx. AMMA also shall take such other actions in furtherance of terminating such AMMA Employee Plan(s) as SCWorx may reasonably require. In the event that termination of the AMMA Employee Plans would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees then AMMA shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to SCWorx no later than 14 calendar days prior to the Closing Date.

(e)          This Section 5.7 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement. Nothing in this Section 5.7, express or implied, will (i) constitute or be treated as an amendment of any AMMA Employee Plan or SCWorx Employee Plan (or an undertaking to amend any such plan), (ii) prohibit AMMA, any AMMA Affiliate, SCWorx, or any SCWorx Affiliate from amending, modifying or terminating any AMMA Employee Plan or SCWorx Employee Plan pursuant to, and in accordance with, the terms thereof, or (iii) confer any rights or benefits on any Person other than AMMA and SCWorx.

5.8           Indemnification of Officers and Directors.

(a)          From the Closing Date through the seventh anniversary of the date on which the Closing Date occurs, AMMA shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing Date, a director or officer of AMMA (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of AMMA, whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent permitted under the DGCL.

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(b)          The certificate of incorporation of AMMA shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of each of AMMA than are presently set forth in the certificate of incorporation of AMMA and the certificate of incorporation and bylaws of SCWorx, as applicable, which provisions shall not be amended, modified or repealed for a period of seven years’ time from the Closing Date in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Closing Date, were officers or directors of AMMA.

(c)          AMMA shall purchase a “tail” insurance policy for AMMA’s officers and directors with an effective date as of the Closing Date, which shall remain effective for seven years following the Closing Date, with at least the same coverage and amounts and containing the same terms and conditions that are not less favorable to the AMMA officers and directors than the Existing AMMA D&O Policies.

(d)          AMMA shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 5.8 in connection with their enforcement of their rights provided in this Section 5.8.

(e)          The provisions of this Section 5.8 are intended to be in addition to the rights otherwise available to the D&O Indemnified Parties by law, charter, statute, bylaw, certificate of incorporation or agreement. The obligations of AMMA under this Section 5.8 shall survive the consummation of the Exchange and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party to whom this Section 5.8 applies without the consent of such affected D&O Indemnified Party (it being expressly agreed that the D&O Indemnified Parties to whom this Section 5.8 applies, as well as their heirs and representatives, shall be third party beneficiaries of this Section 5.8, each of whom may enforce the provisions of this Section 5.8).

(f)          In the event AMMA or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or Exchange, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of AMMA shall succeed to the obligations set forth in this Section 5.8.

5.9           Additional Agreements. The Parties shall (a) use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions and (b) reasonably cooperate with the other Parties and provide the other Parties with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the Surviving Corporation to continue to meet its obligations under this Agreement following the Closing. Without limiting the generality of the foregoing, each Party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (ii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; and (iii) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement.

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5.10         Disclosure. Without limiting SCWorx’s or AMMA’s obligations under the Confidentiality Agreement, each Party shall not, and shall not permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Contemplated Transactions unless: (a) the other Party has approved such press release or disclosure in writing, such approval not to be unreasonably withheld, conditioned or delayed; (b) such Party has determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Legal Requirements and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; (c) such press release or disclosure is consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); or (d) such press release or disclosure is to be issued or made in accordance with the provisions of Section 4.3(e).

5.11         Listing. AMMA shall use its commercially reasonable efforts to: (a) maintain its existing listing on the NASDAQ Capital Market and to obtain approval of the listing of the combined company on the NASDAQ Capital Market; and (b) effect the Reverse Split. Without derogating from the generality of the requirements of the foregoing sentence, and to the extent required by the rules and regulations of NASDAQ, AMMA shall use its commercially reasonable efforts to (i) prepare and submit a notification form for the listing of the AMMA Shares to be issued in the Exchange, (ii) cause such shares to be approved for listing (subject to notice of issuance), and (iii) to the extent required by NASDAQ Marketplace Rule 5110, file an initial listing for the AMMA Shares on the NASDAQ Capital Market (the “Nasdaq Listing Application”) and cause such Nasdaq Listing Application to be approved for listing (subject to official notice of issuance). SCWorx will cooperate with AMMA as reasonably requested by AMMA with respect to the Nasdaq Listing Application and promptly furnish to AMMA all information concerning SCWorx and the SCWorx Stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.11.

5.12         Tax Matters.

(a)          The Parties acknowledge and agree that (i) in the Exchange, AMMA will acquire substantially all of the properties held directly or indirectly by SCWorx within the meaning of Code Section 7874(a)(2)(B)(i) and after such acquisition, at least 80% of the stock of AMMA will be held by the former stockholders of SCWorx by reason of holding stock in SCWorx, and (ii) the Exchange should qualify as a “reorganization” under Code Section 368(a) (collectively, the “Tax Treatment”). The Parties shall not take any tax reporting position inconsistent with the Tax Treatment for U.S. federal, state, local or other applicable Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

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(b)          AMMA and SCWorx shall use their respective commercially reasonable efforts to cause the Exchange to qualify, and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, take any actions or cause any action to be taken which would reasonably be expected to prevent the Exchange from qualifying, as a “reorganization” under Section 368(a) of the Code.

(c)          This Agreement is intended to constitute, and the Parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). The Parties shall treat and shall not take any tax reporting position inconsistent with the treatment of the Exchange as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(d)          All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Exchange (collectively, “Transfer Taxes”) shall be paid when due by the party, without deduction from any amount payable to the Shareholders, upon which such Taxes and fees are imposed under applicable Legal Requirements, and such party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, the applicable Stockholders and the Parties will, and will cause their applicable Affiliates to, join in the execution of any such Tax Returns and other documentation; provided that any Transfer Taxes with respect to interests in real property owned, directly or indirectly, by SCWorx or any of its Subsidiaries shall be borne by AMMA and expressly shall not be a Liability of the Stockholders.

5.13         Legends. AMMA shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any AMMA Shares to be received in the Exchange by the SCWorx Stockholders for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for AMMA Shares.

5.14         Directors and Officers. Immediately prior to the Closing Date, (i) AMMA shall cause such members of the AMMA Board of Directors as agreed upon between AMMA and SCWorx to tender their resignation from the Board of Directors of AMMA effective immediately (such resigning directors, the “AMMA Director Resignees”), (ii) the AMMA Board of Directors shall appoint that number of new members selected by SCWorx to the AMMA Board of Directors, but in any event not fewer than three (the “SCWorx Designees”), and (iii) the AMMA Board of Directors shall appoint each of the directors to the committees of the AMMA Board of Directors as to be determined by SCWorx, provided that after (i), (ii) and (iii) above shall have taken place, the majority of the members of AMMA’s Board of Directors and of each of the AMMA committees shall be designated by SCWorx and shall satisfy the requisite independence requirements for the AMMA Board of Directors, as well as the sophistication, expertise and independence requirements for the required committees of the AMMA Board of Directors, pursuant to NASDAQ’s listing standards. In addition, the AMMA Board of Directors and AMMA Chief Executive Officer, as the case may be, shall take all necessary action to appoint each of the individuals set forth on Schedule 6.14, and as may be selected by SCWorx prior to Closing, as officers of AMMA to hold the offices set forth opposite his or her name to be effective at the Closing Date.

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5.15         Takeover Statutes. If any “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Legal Requirement becomes or is deemed to applicable to AMMA, SCWorx, or the Contemplated Transactions, then each of AMMA, SCWorx and their respective board of directors shall grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Legal Requirement inapplicable to the foregoing.

5.16         Validity of Private Placement. SCWorx shall provide reasonable evidence to AMMA that the issuance of AMMA Shares in the Exchange shall validly qualify for an exemption from the registration and prospectus delivery requirements of the Securities Act and the equivalent state “blue-sky” laws.

5.17         Stockholder Litigation. AMMA shall control any Legal Proceeding brought by AMMA Stockholders against AMMA and/or its directors relating to the Contemplated Transactions (“Stockholder Litigation”); provided, that AMMA shall give SCWorx the right to review and comment in advance on all material filings or responses to be made by AMMA in connection with any Stockholder Litigation, the right to participate (at SCWorx’s expense) in such Stockholder Litigation, and the right to consult on the settlement with respect to such Stockholder Litigation, and AMMA shall in good faith take such comments into account, and, no such settlement shall be agreed to without SCWorx’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. AMMA shall promptly notify SCWorx of any such Stockholder Litigation brought, or threatened, against AMMA and/or members of AMMA Board of Directors and shall keep SCWorx informed on a current basis with respect to the status thereof.

ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Exchange and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

6.1           No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange has been issued by any court of competent jurisdiction or other Governmental Body of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement which has the effect of making the consummation of the Exchange illegal.

6.2           Stockholder Approval. (a) SCWorx has obtained the Required SCWorx Stockholder Vote, and (b) AMMA has obtained the Required AMMA Stockholder Vote.

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6.3           Listing. (a) The existing AMMA Shares shall have been continually listed on the NASDAQ Capital Market or be listed on the NASDAQ Capital Market as of and from the date of this Agreement through the Closing Date, (b) the AMMA Shares to be issued in the Exchange shall be approved for listing (subject to official notice of issuance) on the NASDAQ Capital Market as of the Closing Date, and (c) to the extent required by NASDAQ Marketplace Rule 5110, the Nasdaq Listing Application shall have been approved for listing (subject to official notice of issuance).

6.4           No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business. There shall not be any Legal Proceeding pending, or overtly threatened in writing by an official of a Governmental Body in which such Governmental Body indicates that it intends to conduct any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Exchange; (b) relating to the Exchange and seeking to obtain from AMMA or SCWorx any damages or other relief that may be material to AMMA or SCWorx; (c) seeking to prohibit or limit in any material and adverse respect a Party’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of AMMA; (d) that would materially and adversely affect the right or ability of AMMA or SCWorx to own the assets or operate the business of AMMA or SCWorx; or (e) seeking to compel SCWorx, AMMA or any AMMA Subsidiary to dispose of or hold separate any material assets as a result of the Exchange.

ARTICLE 7 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF AMMA

The obligations of AMMA to effect the Exchange and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by AMMA, at or prior to the Closing, of each of the following conditions:

7.1           Accuracy of Representations. (a) The representations and warranties of SCWorx in Section 2.4(a), Section 2.4(b), and Section 2.4(c) (Capitalization), are true and correct in all but de minimis respects as of the date of this Agreement and are true and correct in all but de minimis respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date); (b) the representations and warranties of SCWorx set forth in clause “(b)” of the first sentence of Section 2.6 (Absence of Changes) shall have been true and correct in all respects as of the date of the Agreement and shall be true and correct in all respects at and as of the Closing Date as if made on and as of such time (it being understood that any update of or modification to the SCWorx Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded); (c) the representations and warranties of SCWorx set forth in Section 2.13(n) and of AMMA set forth in Section 3.14(n) shall have been true and correct in all respects as of the date of the Agreement and shall be true and correct in all respects at and as of the Closing Date as if made on and as of such time; and (d) all other representations and warranties of SCWorx in Article 2 of this Agreement are true and correct as of the date of this Agreement and are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, where the failure to be true and correct would not have a SCWorx Material Adverse Effect (provided that all “SCWorx Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of SCWorx in Article 2 of this Agreement will be disregarded), or (ii) for those representations and warranties which address matters only as of a particular date (which representations were so true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date).

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7.2           Performance of Covenants. Each of the covenants and obligations in this Agreement that SCWorx is required to comply with or to perform at or prior to the Closing have been complied with and performed by SCWorx in all material respects.

7.3           No SCWorx Material Adverse Effect. Since the date of this Agreement, there has not occurred any SCWorx Material Adverse Effect that is continuing.

7.4           Documents.

(a)          AMMA shall have received from SCWorx a certificate executed by the Chief Executive Officer and Chief Financial Officer of SCWorx confirming that the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 have been duly satisfied.

(b)          (i) certificates of good standing of SCWorx in its jurisdiction of organization (to the extent applicable) and the various foreign jurisdictions in which each is qualified to do business, (ii) certified copies of the certificate of incorporation and bylaws of SCWorx, (iii) a certificate as to the incumbency of the Chief Executive Officer and Chief Financial Officer of each of SCWorx, and (iv) the adoption of resolutions of the SCWorx Board of Directors authorizing the execution of this Agreement and the consummation of the Contemplated Transactions to be performed by SCWorx hereunder; and

7.5           Fairness Opinion. AMMA shall have received an opinion of Cassel Salpeter & Co., LLC, financial advisor to AMMA, to the effect that the consideration to be issued by AMMA to the SCWorx Stockholders in the Exchange is fair to AMMA from a financial point of view, pursuant to Section 3.24.

7.6           SCWorx Allocation Certificate. AMMA shall have received from SCWorx the Allocation Certificate.

7.7           Lock-up Agreements. The Lock-up Agreements executed by the SCWorx Lock-Up Signatories will continue to be in full force and effect as of immediately following the Closing Date.

7.8            Audited Financial Statements of SCWorx. The SCWorx Audited Financials shall be in form and substance reasonably satisfactory to AMMA, including without limitation they shall not vary materially from the unaudited versions thereof delivered to AMMA on or about August 13, 2018.

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ARTICLE 8 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF SCWORX

The obligations of SCWorx to effect the Exchange and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by SCWorx, at or prior to the Closing, of each of the following conditions:

8.1           Accuracy of Representations. (a) The representations and warranties of AMMA in Section 3.4(a), Section 3.4(b), Section 3.4(c) and Section 3.4(e) (Capitalization), are true and correct in all but de minimis respects as of the date of this Agreement and are true and correct in all but de minimis respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date); (b) the representations and warranties of AMMA set forth in clause “(b)” of the first sentence of Section 3.6 (Absence of Changes) shall have been true and correct in all respects as of the date of the Agreement and shall be true and correct in all respects at and as of the Closing Date as if made on and as of such time (it being understood that any update of or modification to the AMMA Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded); (c) the representations and warranties of SCWorx set forth in Section 2.13(n) and of AMMA set forth in Section 3.14(n) shall have been true and correct in all respects as of the date of the Agreement and shall be true and correct in all respects at and as of the Closing Date as if made on and as of such time; and (d) all other representations and warranties of AMMA in Article 3 of this Agreement are true and correct as of the date of this Agreement and are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, where the failure to be true and correct would not have a AMMA Material Adverse Effect (provided that all “AMMA Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of AMMA in Article 3 of this Agreement will be disregarded), or (ii) for those representations and warranties which address matters only as of a particular date (which representations were so true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date).

8.2           Performance of Covenants. Each of the covenants and obligations in this Agreement that AMMA is required to comply with or to perform at or prior to the Closing have been complied with and performed in all material respects.

8.3           No AMMA Material Adverse Effect. Since the date of this Agreement, there has not occurred any AMMA Material Adverse Effect that is continuing.

8.4           Termination of Contracts. SCWorx has received evidence, in form and substance satisfactory to it, that all AMMA Contracts (other than the AMMA Contracts listed on Schedule 8.4) have been (a) terminated, assigned, or fully performed by AMMA and (b) all obligations of AMMA thereunder have been fully satisfied, waived or otherwise discharged.

8.5           Board of Directors and Officers. AMMA has caused the AMMA Board of Directors and the officers of AMMA, to be constituted as set forth in Section 5.14 of this Agreement effective as of the Closing Date.

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8.6           Sarbanes-Oxley Certifications. Neither the principal executive officer nor the principal financial officer of AMMA has failed to provide, with respect to any AMMA SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and 18 U. S.C. Section 1350.

8.7           Satisfaction of Liabilities. AMMA has satisfied all of its Liabilities with respect to the matters listed on Schedule 8.7 as of the Closing Date and SCWorx has received payoff letters or other proof of payment evidencing the satisfaction of such Liabilities and release of any related to such Liabilities, in form and substance satisfactory to SCWorx.

8.8           Amendments to Certificate of Incorporation. AMMA has provided a copy of the amendments to AMMA’s certificate of incorporation effecting the Reverse Split and increase in the number of authorized AMMA Shares certified by its Chief Executive Officer.

8.9           Reserved.

8.10         Documents. SCWorx has received the following documents, each of which shall be in full force and effect as of the Closing Date:

(a)          a certificate executed by the Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, and 8.7, have been duly satisfied;

(b)          (i) certificates of good standing of AMMA in its jurisdiction of organization (to the extent applicable) and the various foreign jurisdictions in which each is qualified to do business, (ii) certified copies of the certificate of incorporation and bylaws of AMMA, (iii) a certificate as to the incumbency of the Chief Executive Officer and Chief Financial Officer of each of AMMA, and (iv) the adoption of resolutions of the AMMA Board of Directors authorizing the execution of this Agreement and the consummation of the Contemplated Transactions to be performed by AMMA hereunder; and

(c)          resignations and/or separation and general release agreements in forms satisfactory to SCWorx, dated as of the Closing Date and effective as of the Closing executed by all officers and directors of AMMA who are not to continue as officers or directors of AMMA pursuant to Section 5.14 hereof.

8.11         SCWorx Designees. The AMMA Director Resignees shall have resigned from the AMMA Board of Directors and the SCWorx Designees shall have been appointed to the AMMA Board of Directors to serve until the balance of the term of the AMMA Director Resignees.

8.12         Fairness Opinion. AMMA shall have provided SCWorx with an opinion of Cassel Salpeter & Co., LLC, financial advisor to AMMA, to the effect that the consideration to be issued by AMMA to the SCWorx Stockholders in the Exchange is fair to AMMA from a financial point of view, pursuant to Section 3.24.

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ARTICLE 9 TERMINATION

9.1           Termination. This Agreement may be terminated prior to the Closing Date (whether before or after adoption of this Agreement by the SCWorx Stockholders or whether before or after approval of the AMMA Stockholder Matters by the AMMA Stockholders, as applicable, unless otherwise specified below):

(a)          by mutual written consent duly authorized by the Boards of Directors of AMMA and SCWorx;

(b)          by either AMMA or SCWorx if the Exchange shall not have been consummated by December 3, 2018 (the “Outside Date”); provided that if the AMMA Shares do not qualify for an exemption from the registration and prospectus delivery requirements of the Securities Act, the equivalent state “blue-sky” laws, the Outside Date shall be extended by two (2) months; and provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to SCWorx, on the one hand, or to AMMA, on the other hand, if such Party’s action or failure to act has been a principal cause of the failure of the Exchange to occur on or before the Outside Date and such action or failure to act constitutes a breach of this Agreement;

(c)          by either AMMA or SCWorx if a court of competent jurisdiction or other Governmental Body has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Exchange;

(d)          by AMMA if the Required SCWorx Stockholder Vote shall not have been obtained by the Outside Date; provided, however, that once the Required SCWorx Stockholder Vote has been obtained, AMMA may not terminate this Agreement pursuant to this Section 9.1(d);

(e)          by either AMMA or SCWorx if (i) the AMMA Stockholders’ Meeting (including any adjournments and postponements thereof) has been held and completed and the AMMA Stockholders have taken a final vote on the AMMA Stockholder Matters and (ii) the AMMA Stockholder Matters have not been approved at the AMMA Stockholders’ Meeting (or any adjournment or postponement thereof) by the Required AMMA Stockholder Vote; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to AMMA where the failure to obtain the Required AMMA Stockholder Vote has been caused by the action or failure to act of AMMA and such action or failure to act constitutes a material breach by AMMA of this Agreement;

(f)          by SCWorx (at any time prior to obtaining the Required AMMA Stockholder Vote) if any of the following events have occurred: (i) AMMA failed to include the AMMA Board Recommendation in the Proxy Statement; (ii) the AMMA Board of Directors have approved, endorsed or recommended any Acquisition Proposal; (iii) AMMA has failed to hold the AMMA Stockholders’ Meeting within 60 calendar days of the mailing of the Proxy Statement (other than to the extent that the Proxy Statement is subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a delay with respect to the Proxy Statement, in which case such 60-calendar day period shall be tolled for the earlier of thirty (30) calendar days or so long as such SEC mandated delay remains in effect or such proceeding or threatened proceeding remains pending); (iv) AMMA has entered into any Acquisition Agreement (other than a confidentiality agreement permitted pursuant to Section 4.5); or (v) AMMA or any of its Representatives has willfully and intentionally breached the provisions set forth in Section 4.5;

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(g)          by AMMA (at any time prior to the approval of the Exchange by the Required SCWorx Stockholder Vote) if any of the following events have occurred: (i) the SCWorx Board of Directors (i) failed to provide the SCWorx Board Recommendation to the SCWorx Stockholders; (ii) the SCWorx Board of Directors have approved, endorsed or recommended any Acquisition Proposal; (iii) SCWorx has entered into any Acquisition Agreement (other than a confidentiality agreement permitted pursuant to Section 4.5); or (iv) SCWorx or any of its Representatives has willfully and intentionally breached the provisions set forth in Section 4.5 of the Agreement;

(h)          by SCWorx, upon a breach of any representation, warranty, covenant or agreement on the part of AMMA set forth in this Agreement, or if any representation or warranty of AMMA has become inaccurate, in either case such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied; provided, however, that if such inaccuracy in AMMA’s representations and warranties or breach by AMMA is curable by AMMA, then this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy unless such breach remains uncured 15 calendar days following the date of written notice from SCWorx to AMMA of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(h); provided further, however, that no termination may be made pursuant to this Section 9.1(h) solely as a result of the failure to obtain the Required AMMA Stockholder Vote (in which case, termination must be made pursuant to Section 8.1(e));

(i)          by AMMA, upon a breach of any representation, warranty, covenant or agreement on the part of SCWorx set forth in this Agreement, or if any representation or warranty of SCWorx has become inaccurate, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied; provided, however, that if such inaccuracy in SCWorx’s representations and warranties or breach by SCWorx is curable by SCWorx, then this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy unless such breach remains uncured 15 calendar days following the date of written notice from AMMA to SCWorx of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(i); provided further, however, that no termination may be made pursuant to this Section 9.1(i) solely as a result of the failure to obtain the Required SCWorx Stockholder Vote (in which case, termination must be made pursuant to Section 9.1(d);

The Party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give a notice of such termination to the other Party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

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9.2           Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3, and Article 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any Party for its fraud or from any liability for any willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

9.3           Expenses; Termination Fees.

(a)          Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Exchange is consummated; provided, further, that AMMA shall pay for all fees and expenses incurred by engagement of any Exchange Agent and in relation to the printing (e.g., paid to a financial printer) and filing with the SEC of the Proxy Statement (including any financial statements and exhibits) and any amendments or supplements thereto.

(i)          If this Agreement is terminated by AMMA or SCWorx pursuant to Section 9.1(f) and, at any time before the AMMA Stockholders’ Meeting, an Acquisition Proposal with respect to AMMA has been publicly announced, disclosed or otherwise communicated to the AMMA Board of Directors, then AMMA shall pay to SCWorx, within 10 Business Days after termination, a nonrefundable fee in an amount equal to $75,000 (the “SCWorx Termination Fee”), which such SCWorx Termination Fee shall be payable in cash, in addition to any amount payable to SCWorx pursuant to Section 9.3(b) or Section 9.3(c).

(ii)         If (A) this Agreement is terminated by AMMA pursuant to Section 9.1(d) or Section 9.1(g), (B) at any time before obtaining the Required SCWorx Stockholder Vote an Acquisition Proposal with respect to SCWorx has been publicly announced, disclosed or otherwise communicated to the SCWorx Board of Directors, and (C) in the event this Agreement is terminated pursuant Section 9.1(d), within 12 months after the date of such termination, SCWorx enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction, then SCWorx shall pay to AMMA, within 10 Business Days after termination (or, if applicable, upon the earlier of such entry into a definitive agreement with respect to a Subsequent Transaction or consummation of a Subsequent Transaction), a nonrefundable fee in an amount equal to $75,000 (the “AMMA Termination Fee”), which such AMMA Termination Fee may be payable in cash, in addition to any amount payable to AMMA pursuant to Section 9.3(c) or Section 9.3(d).

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(b)          (i) If this Agreement is terminated by SCWorx pursuant to Section 9.1( f) or Section 9.1(h), or (ii) in the event of a failure of SCWorx to consummate the transactions to be consummated at the Closing solely as a result of a AMMA Material Adverse Effect as set forth in Section 8.3 (provided, that at such time all of the other conditions precedent to AMMA’s obligation to close set forth in Article 6 and Article 7 of this Agreement have been satisfied by SCWorx, are capable of being satisfied by SCWorx or have been waived by AMMA), then AMMA shall reimburse SCWorx for all reasonable fees and expenses incurred by SCWorx in connection with this Agreement and the transactions contemplated hereby, including: (A) all fees and expenses incurred in connection with the preparation, printing and filing, as applicable, of the Proxy Statement (including any preliminary materials related thereto and all amendments and supplements thereto, as well as any financial statements and schedules thereto), excluding legal fees and expenses; and (B) all fees and expenses incurred in connection with the preparation and filing under any filing requirement of any Governmental Body applicable to this Agreement and the transactions contemplated hereby; provided, however, the fees and expenses for clauses (A) and (B) above (collectively referred to as the “Third-Party Expenses”) shall be capped at a maximum of $50,000 for such Third-Party Expenses; plus (C) reimbursement of all fees and expenses of SCWorx’s legal counsel in connection with preparation of the Proxy Statement (“Proxy Statement Expenses”). Such payment shall be made by wire transfer of same-day funds within 10 Business Days following the date on which SCWorx submits to AMMA true and correct copies of reasonable documentation supporting such Third-Party Expenses and Proxy Statement Expenses.

(c)          (i) If this Agreement is terminated by AMMA pursuant to Section 9.1(d), Section 9.1(g), or Section 9.1(i), or (ii) in the event of a failure of AMMA to consummate the transactions to be consummated at the Closing solely as a result of a SCWorx Material Adverse Effect as set forth in Section 7.3 (provided, that at such time all of the other conditions precedent to SCWorx’s obligation to close set forth in Article 6 and Article 8 of this Agreement have been satisfied by AMMA, are capable of being satisfied by AMMA or have been waived by SCWorx), then SCWorx shall reimburse AMMA for all Third-Party Expenses incurred by AMMA up to a maximum of $50,000, plus reimbursement of all fees and expenses of AMMA’s legal counsel in connection with preparation of the Proxy Statement by wire transfer of same-day funds within 10 Business Days following the date on which AMMA submits to SCWorx true and correct copies of reasonable documentation supporting such Third-Party Expenses and Proxy Statement Expenses.

(d)          If either Party fails to pay when due any amount payable by such Party under Section 9.3(b), Section 9.3(c), or Section 9.3(d), then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 8.3, and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as (as published in the Wall Street Journal)) in effect on the date such overdue amount was originally required to be paid.

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(e)          The Parties agree that the payment of the fees and expenses set forth in this Section 9.3, subject to Section 9.2, shall be the sole and exclusive remedy of each Party following a termination of this Agreement under the circumstances described in this Section 9.3, it being understood that in no event shall either AMMA or SCWorx be required to pay fees or damages payable pursuant to this Section 9.3 on more than one occasion. Subject to Section 9.2, the payment of the fees and expenses set forth in this Section 9.3, and the provisions of Section 10.10, each of the Parties and their respective Affiliates will not have any liability, will not be entitled to bring or maintain any other claim, action or proceeding against the other, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery, judgment or damages of any kind against the other (or any partner, member, shareholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Party) in connection with or arising out of the termination of this Agreement, any breach by any Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated. Each of the Parties acknowledges that (i) the agreements contained in this Section 9.3, are an integral part of the Contemplated Transactions, (ii) without these agreements, the Parties would not enter into this Agreement and (iii) any amount payable pursuant to this Section 9.3, is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable.

ARTICLE 10 MISCELLANEOUS PROVISIONS

10.1         SCWorx Indemnification.

(a)          Survival. All representations and warranties of SCWorx contained in this Agreement shall survive the Closing Date and will remain operative and in full force and effect for twelve (12) months following the Closing Date. Subject to the limitations set forth in this Section 10.1, from and after the Closing, the SCWorx Stockholders listed on Appendix B (the “Majority SCWorx Stockholders”), on a joint and several basis, agree to indemnify and hold harmless AMMA, its officers, directors, members, managers, employees, subsidiaries and affiliates (each, an “AMMA Indemnified Party”) from and against any and all claims, damages, losses, actions, suits, proceedings, demands, assessments, adjustments, payments, costs and expenses including, without limitation, reasonable legal fees (collectively, “Losses”) related to or arising out of any breach by SCWorx of any representation or warranty given or made by SCWorx in this Agreement or any other document executed by it pursuant hereto any and all actions, suits, claims or legal, administrative, arbitrative, governmental or other proceedings or investigations against any AMMA Indemnified Party arising out of such breach. Any Losses payable hereunder by the Majority SCWorx Stockholders shall, at the option of the Majority SCWorx Stockholders, be paid exclusively in such number of shares of AMMA Common Stock equal to the quotient of (i) the amount of Losses divided by (ii) the closing price of AMMA Shares used for the calculation of the Exchange Ratio (per Exhibit B).

(b)          Limitations. Except for claims for Losses based on fraud, no claim for indemnification of an AMMA Indemnified Party under Section 10.1(a) may be made by an AMMA Indemnified Party against the Majority SCWorx Stockholders unless and until the aggregate of all such claims exceeds a threshold of $50,000, after which the AMMA Indemnified Party may only recover its Losses represented by such claims in excess of such threshold. The maximum aggregate liability of the Majority SCWorx Stockholders to the AMMA Indemnified Parties hereunder shall not exceed $1,000,000. For the sole purpose of determining the amount of any claims under this Section 10.1 (and not for determining whether or not any breaches of representations or warranties have occurred), any representation or warranty of SCWorx shall not be deemed qualified by any references to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

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10.2         Non-Survival of Representations and Warranties. Except as provided in Section 10.1, the representations and warranties of SCWorx, AMMA and the SCWorx Stockholders contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Closing Date, and only the covenants that by their terms survive the Closing Date and this Section 10.2 shall survive the Closing Date.

10.3         Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of SCWorx and AMMA at any time (whether before or after obtaining the Required AMMA Stockholder Vote or the Required SCWorx Stockholder Vote); provided, however, that after any such adoption and approval of this Agreement by a Party’s shareholders, no amendment shall be made, which by applicable Legal Requirement requires further approval of the shareholders of such Party, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of SCWorx and AMMA.

10.4         Waiver.

(a)          No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)          No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.5         Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

10.6         Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action or suit is commenced in a state court, then, subject to applicable Legal Requirements, no Party shall object to the removal of such action or suit to any federal court located in the District of Delaware; and (c) each of the Parties irrevocably waives the right to trial by jury.

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10.7         Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties under this Agreement, the prevailing Party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.8         Assignability; No Third Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of each other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without each other Party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than (a) the Parties and (b) the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 5.8) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.9         Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service, electronic mail, or by facsimile to the address, electronic mail address, or facsimile telephone number set forth beneath the name of such Party below (or to such other address, electronic mail address, or facsimile telephone number as such Party has specified in a written notice given to the other Parties):

if to AMMA:

Alliance MMA, Inc.

590 Madison Ave.

New York, NY 10022

with a copy to:

The Nossiff Law firm, LLP300 Brickstone sq., Suite 201

Andover, MA 01810

Attention: John G. Nossiff, Esq.

Email: jnossiff@nossiff-law.com

if to SCWorx or the SCWorx Stockholders:

SCWorx Corp.

980 N. Federal Highway, Suite 304

Boca Raton, FL 33432

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with a copy to:

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Facsimile No.: (212) 660-3001

Attention: Oded Har Even, Esq.
E-Mail: ohareven@zag-sw.com

10.10         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

10.11         Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties waives any bond, surety or other security that might be required of any other Party with respect thereto.

10.12         Construction.

(a)          For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)          The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

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(c)          As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)          Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” “Exhibits” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(e)          The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

ALLIANCE MMA, INC.

By:
Name:
Title:

SCWORX CORP.

By:
Name:
Title:

[SCWORX STOCKHOLDERS SIGNATURE PAGES FOLLOWS]

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SCWORX STOCKHOLDERS

/s/ Mark E. Munro
Mark E. Munro

/s/ Marc S. Schessel
Marc S. Schessel

/s/ Double02 LLC
Double02 LLC

/s/ Riverside Merchant Partners
Riverside Merchant Partners

/s/ Zachary Hirsch
Zachary Hirsch

/s/ RDW Capital LLC
RDW Capital LLC

/s/ Osher Capital Partners LLC
Osher Capital Partners LLC

/s/ Michael Ference
Michael Ference

/s/ Thomas Rose
Thomas Rose

/s/ Harry Loannou
Harry Loannou

/s/ Dominion Capital LLC
Dominion Capital LLC

/s/ Adam Stern
Adam Stern

/s/ M2B Funding Corporation
M2B Funding Corporation

/s/ Lawrence Sands
Lawrence Sands

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Exhibit A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“2016 Plan” has the meaning set forth in Section 3.4(b).

“Acquisition Agreement” has the meaning set forth in Section 4.5(a).

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by SCWorx, on the one hand, or AMMA, on the other hand, to the other Party) that would reasonably be expected to lead to an Acquisition Proposal with such Party.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of SCWorx or any of its Affiliates, on the one hand, or by or on behalf of AMMA or any of its Affiliates, on the other hand, to the other Party) made by a third party contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of transactions involving:

(a)          any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries;

(b)          any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole (other than any lease, exchange, transfer, license, disposition, partnership, or collaboration involving less than substantially all of the assets of SCWorx pursuant to a collaboration agreement, partnership agreement or similar arrangement); or

(c)          any tender offer or exchange offer, that if consummated would result in any Person beneficially owning 20% or more of the outstanding equity securities of a Party or any of its Subsidiaries.

“Affiliates” has the meaning for such term as used in Rule 145 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble as it may be amended from time to time.

“Allocation Certificate” has the meaning set forth in Section 1.7.

“Anti-Corruption/AML Laws” mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, as amended, the U.S. Domestic Bribery Statute (18 U.S.C. Section 201), the U.S. Travel Act (18 U.S.C. Section 1952), the UK Bribery Act of 2010, the UK Proceeds of Crime Act 2002, the USA PATRIOT Act, and other anti-bribery, anti-corruption, anti-kickback, anti-money laundering, anti-terrorist financing, anti-fraud, anti-embezzlement, or conflict of interest Laws in all of the jurisdictions in which the Acquired Corporations have operations, including the Anti-Bribery Laws of the People’s Republic of China or any applicable Laws of similar effect, and the related regulations and published interpretations thereunder.

“AMMA” has the meaning set forth in the Preamble.

“AMMA 401(k) Plan” has the meaning set forth in Section 5.7(d).

“AMMA 409A Plan” has the meaning set forth in Section 3.15(n).

“AMMA Affiliate” means any Person that is or has been in the six year period ending with the Closing Date under common control with AMMA within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder, or Sections 4001(a)(14) or 4001(b)(1) of ERISA, and the regulations issued thereunder.

“AMMA Associate” means any current or former employee, independent contractor, officer or director of AMMA, any of its Subsidiaries or any Affiliate of AMMA.

“AMMA Audited Financial Statements” means the audited consolidated financial statements included in AMMA’s Report on Form 10-K filed with the SEC for the period ended December 31, 2017.

“AMMA Board Adverse Recommendation Change” has the meaning set forth in Section 5.3(b).

“AMMA Board of Directors” means the board of directors of AMMA.

“AMMA Board Recommendation” has the meaning set forth in Section 5.3(b).

“AMMA Capital Stock” means AMMA Shares.

“AMMA Contract” means any Contract: (a) to which AMMA or any AMMA Subsidiary is a Party; or (b) by which AMMA or any AMMA Subsidiary or any AMMA IP Rights or any other asset of AMMA or its Subsidiaries is bound or under which AMMA or any AMMA Subsidiary has any obligation.

“AMMA Disclosure Schedule” has the meaning set forth in Article 3.

“AMMA Director Resignees” has the meaning set forth in Section 5.14.

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“AMMA Employee(s)” has the meaning set forth in Section 3.15(a).

“AMMA Employee Plan” has the meaning set forth in Section 3.15(c).

“AMMA IP Rights” means all Intellectual Property owned, licensed or controlled by AMMA that is necessary or used in the business of AMMA as presently conducted or as presently proposed to be conducted).

“AMMA IP Rights Agreement” means any instrument or agreement governing, related or pertaining to any AMMA IP Rights.

“AMMA Leases” has the meaning set forth in Section 3.8.

“AMMA Indemnified Party” has the meaning set forth in Section 10.1(a).

“AMMA Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the AMMA Material Adverse Effect, is or would reasonably be expected to be materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of AMMA and its Subsidiaries taken as a whole; or (b) the ability of AMMA to consummate the Contemplated Transactions or to perform any of its covenants or obligations under the Agreement in all material respects; provided, however, that Effects from the following shall not be deemed to constitute (nor shall Effects from any of the following be taken into account in determining whether there has occurred) a AMMA Material Adverse Effect: (i) any rejection by a Governmental Body of a registration or filing by AMMA relating to the AMMA IP Rights; (ii) conditions generally affecting the industries in which AMMA and its Subsidiaries participate or the United States or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on AMMA and its Subsidiaries taken as a whole; (iii) any failure of AMMA or any AMMA Subsidiary to meet internal projections or forecast, third-party revenue or earnings predictions or any change in the price or trading volume of AMMA Shares (it being understood, however, that any Effect causing or contributing to any such failure to meet projections or predictions or any change in stock price or trading volume may constitute a AMMA Material Adverse Effect and may be taken into account in determining whether a AMMA Material Adverse Effect has occurred); (iv) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Exchange; (v) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; or (vi) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements.

“AMMA Material Contract” has the meaning set forth in Section 3.10(a).

“AMMA Options” means options to purchase AMMA Shares issued or granted by AMMA.

“AMMA Shares” has the meaning set forth in Section 3.4(a).

“AMMA Outstanding Shares Certificate” has the meaning set forth in Section 1.11(a).

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“AMMA Permits” has the meaning set forth in Section 3.12(b).

“AMMA Registered IP” means all AMMA IP Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“AMMA SEC Documents” shall have the meaning set forth in Section 3.5(a).

“AMMA Service Providers” has the meaning set forth in Section 3.15(c).

“AMMA Shares” has the meaning set forth in the Recitals.

“AMMA Stockholder” means each holder of AMMA Capital Stock as determined immediately prior to the Closing Date, and “AMMA Stockholders” means all AMMA Stockholders.

“AMMA Stockholder Matters” has the meaning set forth in Section 5.3(a).

“AMMA Stockholders’ Meeting” has the meaning set forth in Section 5.3(a).

“AMMA Stockholders’ Meeting Notice” has the meaning set forth in Section 5.1(a).

“AMMA Subsidiaries” has the meaning set forth in Section 3.1(a).

“AMMA Termination Fee” has the meaning set forth in Section 9.3(b)(ii).

“AMMA Unaudited Interim Balance Sheet” means the unaudited consolidated balance sheet of AMMA for the period ended June 30, 2018 delivered to SCWorx on or about the date hereof.

“Business Day” means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

“Certificate of Exchange” has the meaning set forth in Section 1.3.

“Certifications” has the meaning set forth in Section 3.5(a).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I, Subtitle B of ERISA.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Confidentiality Agreement, dated May 15, 2018, between SCWorx and AMMA.

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“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Exchange, the Reverse Split, and the other transactions and actions contemplated by the Agreement.

“Contract” shall, with respect to any Person, mean any written agreement, contract, subcontract, lease (whether real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable law.

“D&O Indemnified Parties” has the meaning set forth in Section 5.8(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” means any effect, change, event, circumstance, or development.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or Entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange” has the meaning set forth in Section 1.1.

“Exchange Agent” has the meaning set forth in Section 1.7(a).

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“Exchange Consideration” has the meaning set forth in Section 1.5(a)(ii).

“Existing AMMA D&O Policies” has the meaning set forth in Section 3.17(b).

“Existing SCWorx D&O Policies” has the meaning set forth in Section 2.16(b).

“Former AMMA Associates” has the meaning set forth in Section 5.7(c).

“GAAP” has the meaning set forth in Section 2.5(a).

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exceptions, orders, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including NASDAQ and the Financial Industry Regulatory Authority).

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof, and petroleum products or by-products.

“Intellectual Property” means (a) United States, foreign and international patents, patent applications, including provisional applications, statutory invention registrations, invention disclosures and inventions, (b) trademarks, service marks, trade names, domain names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, and (d) software, formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of the individual’s employee or professional responsibility. Any Person that is an Entity shall have Knowledge if any officer or director of such Person as of the date such Knowledge is imputed has Knowledge of such fact or other matter.

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“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Stock Market or the Financial Industry Regulatory Authority).

“Liability” has the meaning set forth in Section 2.11.

“Losses” has the meaning set forth in Section 10.1(a).

“Multiemployer Plan” means (a) a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a).

“Multiple Employer Plan” means (a) a “multiple employer plan” within the meaning of Section 413(c) of the Code, or a “multiple employer welfare arrangement,” within the meaning of Section 3(40) of ERISA, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a).

“NASDAQ” has the meaning set forth in the Recitals.

“Nasdaq Listing Application” has the meaning set forth in Section 5.11.

“Ordinary Course of Business” means, in the case of each of SCWorx and AMMA and for all periods, such actions taken in the ordinary course of its normal operations and consistent with its past practices, and for periods following the date of this Agreement consistent with its operating plans delivered to the other Party pursuant to Section 5.1(c)(i); provided, however, that during the Pre-Closing Period, (a) the Ordinary Course of Business of each Party shall also include any actions expressly required or permitted by this Agreement, including the Contemplated Transactions, and (b) the Ordinary Course of Business for SCWorx shall also include (i) actions undertaken in connection with preparing to become a SEC reporting company listed on the NASDAQ Capital Market and (ii) actions required to engage with one or more third parties regarding a potential lease, exchange, transfer, license, disposition, partnership, or collaboration involving less than substantially all of the assets of SCWorx pursuant to a collaboration agreement, partnership agreement or similar arrangement.

“Outside Date” has the meaning set forth in Section 9.1(b).

“Party” or “Parties” means SCWorx, AMMA and the SCWorx Stockholders.

“Person” means any individual, Entity or Governmental Body.

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“Personal Information” has the meaning set forth in Section 3.9(i).

“Pre-Closing Period” has the meaning set forth in Section 4.1.

“Previously Terminated AMMA Associate” means a AMMA Associate whose employment or service with AMMA, any of its Subsidiaries, or any AMMA Affiliate terminated prior to the date of this Agreement.

“Proxy Statement” means the proxy statement to be furnished to the SEC and addressed to the AMMA Stockholders in connection with the approval of the AMMA Stockholder Matters and in connection with the AMMA Stockholders’ Meeting.

“Proxy Statement Expenses” has the meaning set forth in Section 10.3(c).

“Representatives” means directors, officers, other employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Required AMMA Stockholder Vote” has the meaning set forth in Section 3.2(b).

“Required SCWorx Stockholder Vote” has the meaning set forth in Section 2.2(b).

“Reverse Split” means a reverse stock split of all outstanding AMMA Shares at a reverse stock split ratio in the range mutually agreed to by AMMA and SCWorx which (i) shall be reasonably sufficient to insure that at the Closing AMMA meets the original listing qualifications of the Nasdaq Capital Market and (ii) agreed upon by the AMMA Board of Directors.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SCWorx” has the meaning set forth in the Preamble.

“SCWorx 409A Plan” has the meaning set forth in Section 2.14(k).

“SCWorx Affiliate” means any Person that is or has been in the six year period ending with the Closing Date under common control with SCWorx within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder, or Sections 4001(a)(14) or 4001(b)(1) of ERISA, and the regulations issued thereunder.

“SCWorx Associate” means any current or former employee, independent contractor, officer or director of SCWorx, any of its Subsidiaries or any Affiliate of SCWorx.

“SCWorx Audited Financials” has the meaning set forth in Section 2.5(a).

“SCWorx Board of Directors” means the board of directors of SCWorx.

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“SCWorx Capital Stock” means the SCWorx Common Stock.

“SCWorx Common Stock” has the meaning set forth in Section 2.4(a).

“SCWorx Contract” means any Contract: (a) to which SCWorx is a Party; or (b) by which SCWorx or any SCWorx IP Rights or any other asset of SCWorx or its Subsidiaries is bound or under which SCWorx has any obligation.

“SCWorx Designees” has the meaning set forth in Section 5.14.

“SCWorx Disclosure Schedule” has the meaning set forth in Article 2.

“SCWorx Employee Plan” has the meaning set forth in Section 2.14(a).

“SCWorx Financials” has the meaning set forth in Section 2.5(a).

“SCWorx IP Rights” means all Intellectual Property owned, licensed or controlled by SCWorx that is necessary or used in the business of SCWorx and its Subsidiaries as presently conducted or as presently proposed to be conducted.

“SCWorx IP Rights Agreement” means any instrument or agreement governing, related or pertaining to any SCWorx IP Rights.

“SCWorx Leases” has the meaning set forth in Section 2.8.

“SCWorx Lock-up Signatories” means each of the directors and officers of SCWorx.

“SCWorx Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the SCWorx Material Adverse Effect, is or would reasonably be expected to be materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of SCWorx and its Subsidiaries taken as a whole; or (b) the ability of SCWorx to consummate the Contemplated Transactions or to perform any of its covenants or obligations under the Agreement in all material respects; provided, however, that Effects from the following shall not be deemed to constitute (nor shall Effects from any of the following be taken into account in determining whether there has occurred) a SCWorx Material Adverse Effect: (i) any rejection by a Governmental Body of a registration or filing by SCWorx relating to the SCWorx IP Rights; (ii) conditions generally affecting the industries in which SCWorx and its Subsidiaries participate or the United States or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on SCWorx and its Subsidiaries taken as a whole; (iii) any failure by SCWorx to meet internal projections or forecasts on or after the date of this Agreement (it being understood, however, that any Effect causing or contributing to any such failure to meet projections or forecasts may constitute a SCWorx Material Adverse Effect and may be taken into account in determining whether a SCWorx Material Adverse Effect has occurred); (iv) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Exchange; (v) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; or (vi) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements.

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“SCWorx Material Contract(s)” has the meaning set forth in Section 2.10(a).

“SCWorx Permits” has the meaning set forth in Section 2.12(b).

“SCWorx Registered IP” means all SCWorx IP Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“SCWorx Shares” has the meaning set forth in the Recitals.

“SCWorx Stock Certificate” has the meaning set forth in Section 1.6.

“SCWorx Stockholder” has the meaning set forth in the Preamble.

“SCWorx Stockholder Matters” has the meaning set forth in Section 2.2(a).

“SCWorx Stockholder Written Consent(s)” has the meaning set forth in Section 2.2(b).

“SCWorx Termination Fee” has the meaning set forth in Section 9.3(b)(i).

“SCWorx Unaudited Financials” shall mean the unaudited balance sheet, statement of operations, cash flows and shareholders’ equity of SCWorx for the six months ended June 30, 2018, provided to AMMA prior to the date of this Agreement.

“Stockholder Litigation” has the meaning set forth in Section 6.19.

“Subsequent Transaction” means any Acquisition Transaction (with all references to 20% in the definition of Acquisition Proposal being treated as references to 50% for these purposes).

“Subsidiary” means an Entity of which another Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” means an unsolicited, bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes) made by a third party that (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the AMMA Board of Directors or the SCWorx Board of Directors, as applicable, determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its Board of Directors deems relevant following consultation with its outside legal counsel and financial advisor, if any (i) is more favorable, from a financial point of view, to the AMMA Stockholders or the SCWorx Stockholders, as applicable, than the terms of the Exchange; and (ii) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if (A) any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party or (B) if the consummation of such transaction is contingent on any such financing being obtained.

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“Tax” means any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any fine, penalty, addition to tax or interest, whether disputed or not, attributable thereto or to the failure to timely or properly file any Tax Return.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Tax Treatment” has the meaning set forth in Section 5.12(a).

“Terminated AMMA Associate Payments” has the meaning set forth in Section 5.7(c).

“Terminated AMMA Associates” has the meaning set forth in Section 5.7(a).

“Termination Permits” has the meaning set forth in Section 5.7(a).

“Third-Party Expenses” has the meaning set forth in Section 9.3(c).

“Transfer Taxes” has the meaning set forth in Section 5.12(c).

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“WARN Act” means the United States Worker Adjustment and Retraining Notification Act of 1988, as amended.

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EXHIBIT B

Calculation of Exchange Ratio and Adjustment

The 74,626,866 Acquisition Shares to be issued to SCWorx Stockholders pursuant to Section 1.1(b) assumes a $0.67 price per AMMA Share on the Closing Date and is based on a valuation of $50 million for the Acquisition Shares. In the event that on the Closing Date, the closing price per AMMA Share is less than $0.67, the number of Acquisition Shares issuable to the SCWorx Stockholders shall be proportionally adjusted such that the SCWorx Stockholders shall receive such number of Acquisition Shares equal to $50 million divided by the closing price per AMMA Share on the Closing Date. For illustrative purposes only, if, on the Closing Date, the closing price per AMMA Share equals $0.50, then the number of Acquisition Shares issuable at Closing shall total 100,000,000. There shall be no adjustment to the number of Acquisition Shares in the event the closing price per AMMA Share on the Closing Date is greater than $0.67.

ANNEX A

SCWorx Stockholders

Mark E. Munro

Marc S. Schessel

Double02 LLC

Riverside Merchant Partners

Zachary Hirsch

RDW Capital LLC

Osher Capital Partners LLC

Michael Ference

Thomas Rose

Harry Loannou

Dominion Capital LLC

Adam Stern

M2B Funding Corporation

Lawrence Sands

ANNEX B

Majority SCWorx Stockholders

Mark Munro and Marc Schessel